                                                                     EXHIBIT 2.1
                                                                     -----------

                                                                  EXECUTION COPY



--------------------------------------------------------------------------------


                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG


                          CAREY INTERNATIONAL, INC.,


                           LIMOUSINE HOLDINGS, LLC,


                           ALUWILL ACQUISITION CORP.


                                      AND


                         ERANJA ACQUISITION SUB, INC.




                           dated as of July 19, 2000




--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
   AGREEMENT AND PLAN OF MERGER................................................................................   1
   ARTICLE I THE OFFER.........................................................................................   2
         Section 1.1       The Offer...........................................................................   2
         Section 1.2       Company and Acquisition Company Actions.............................................   4
         Section 1.3       Directors...........................................................................   4

   ARTICLE II THE MERGER.......................................................................................   6
         Section 2.1       The Merger..........................................................................   6
         Section 2.2       Merger Closing......................................................................   6
         Section 2.3       Effective Time......................................................................   6
         Section 2.4       Effect of the Merger................................................................   6
         Section 2.5       Surviving Corporation Certificate of Incorporation and Bylaws.......................   6
         Section 2.6       Directors and Officers of the Surviving Corporation.................................   7
         Section 2.7       Stockholders' Meeting...............................................................   7
         Section 2.8       Section 253 Merger..................................................................   8
         Section 2.9       Section 251 Merger..................................................................   8

   ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY AND ACQUISITION COMPANY OR ACQUISITION
   COMPANY SUB.................................................................................................   8
         Section 3.1       Effect on Capital Stock.............................................................   8
         Section 3.2       Dissenting Shares...................................................................  10
         Section 3.3       Payment for Shares..................................................................  10
         Section 3.4       Company Options.....................................................................  12

   ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................  13
         Section 4.1       Organization, Standing and Qualification............................................  13
         Section 4.2       Certificates; Articles of Incorporation and Bylaws..................................  13
         Section 4.3       Capitalization......................................................................  14
         Section 4.4       Subsidiaries........................................................................  14
         Section 4.5       Authority...........................................................................  15
         Section 4.6       No Conflict; Required Filings and Consents..........................................  15
         Section 4.7       Compliance with Applicable Law......................................................  17
         Section 4.8       SEC Reports; Financial Statements...................................................  17
         Section 4.9       No Undisclosed Liabilities..........................................................  18
         Section 4.10      Litigation..........................................................................  18
         Section 4.11      Information in Disclosure Documents.................................................  18
         Section 4.12      Tax Matters.........................................................................  18
         Section 4.13      ERISA...............................................................................  20
         Section 4.14      Compliance with Worker Safety and Environmental Laws................................  22
         Section 4.15      Certain Events......................................................................  22
         Section 4.16      Patents and Other Proprietary Rights................................................  23
         Section 4.17      Real Property.......................................................................  25

                                                                                                               Page
                                                                                                               ----
         Section 4.18      State Takeover Statutes.............................................................  26
         Section 4.19      Brokers or Finders..................................................................  26
         Section 4.20      Opinion of Financial Advisor........................................................  27
         Section 4.21      Vote Required.......................................................................  27
         Section 4.22      Deposit and Disbursement Accounts...................................................  27
         Section 4.23      Year 2000 Compliance................................................................  27
         Section 4.24      Title to Assets; Tangible Assets....................................................  27
         Section 4.25      Contracts...........................................................................  28
         Section 4.26      Insurance...........................................................................  29
         Section 4.27      Expenses............................................................................  29
         Section 4.28      Employees...........................................................................  30
         Section 4.29      [Reserved]..........................................................................  30
         Section 4.30      Notes and Accounts Receivable.......................................................  30
         Section 4.31      Certain Business Relationships with the Company and its Subsidiaries................  30
         Section 4.32      Major Customers.....................................................................  30
         Section 4.33      Warranties..........................................................................  31

   ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION COMPANY..................................  31
         Section 5.1       Organization and Qualification......................................................  31
         Section 5.2       Authority, Validity and Effect of Agreements........................................  32
         Section 5.3       No Conflict; Required Filings and Consents..........................................  32
         Section 5.4       Information.........................................................................  32
         Section 5.5       Sufficient Funds....................................................................  33
         Section 5.6       Brokers.............................................................................  33
         Section 5.7       Acquisition Company.................................................................  33

   ARTICLE VI COVENANTS........................................................................................  34
         Section 6.1       Conduct of Business of the Company..................................................  34
         Section 6.2       Access to Information...............................................................  36
         Section 6.3       Further Assurances..................................................................  36
         Section 6.4       Consents............................................................................  37
         Section 6.5       Publicity...........................................................................  38
         Section 6.6       Employee Matters....................................................................  38
         Section 6.7       No Solicitation.....................................................................  38
         Section 6.8       Notification of Certain Matters.....................................................  40
         Section 6.9       Indemnification and Insurance.......................................................  40
         Section 6.10      Performance by the Parent and Company...............................................  41
         Section 6.11      No Waivers or Amendments............................................................  41
         Section 6.12      Matters Relating to the Bank Commitment Letters.....................................  42
         Section 6.13      Financial Statements................................................................  42
         Section 6.14      Representations, Warranties and Agreements..........................................  42
         Section 6.15      Breach of Representations and Warranties............................................  43
         Section 6.16      Solvency Opinion....................................................................  43
         Section 6.17      Shareholders' Rights Plan...........................................................  43

                                      ii

                                                                                                               Page
                                                                                                               ----
   ARTICLE VII CONDITIONS TO MERGER............................................................................  43
         Section 7.1       Conditions to Each Party's Obligation to Effect the Merger..........................  43

   ARTICLE VIII TERMINATION....................................................................................  44
         Section 8.1       Termination.........................................................................  44
         Section 8.2       Effect of Termination...............................................................  46
         Section 8.3       Fees, Expenses and Other Payments...................................................  46

   ARTICLE IX MISCELLANEOUS....................................................................................  48
         Section 9.1       Amendment and Modification..........................................................  48
         Section 9.2       Entire Agreement; Assignment........................................................  48
         Section 9.3       Validity............................................................................  48
         Section 9.4       Notices.............................................................................  48
         Section 9.5       Governing Law.......................................................................  50
         Section 9.6       Descriptive Headings................................................................  50
         Section 9.7       Counterparts........................................................................  50
         Section 9.8       Obligation of Parent................................................................  50
         Section 9.9       Certain Definitions.................................................................  50
         Section 9.10      Specific Performance................................................................  51
         Section 9.11      No Third Party Beneficiary..........................................................  51
         Section 9.12      Interpretation......................................................................  51
         Section 9.13      Waivers.............................................................................  52

                                                             Schedules
                                                             ---------

Schedule 3.1(b)            Certain Persons entitled to receive Successor Corporation Shares


                                                              Annexes
                                                              -------

Annex A        -           Conditions to the Offer
Annex B        -           Certificate of Incorporation of Surviving Corporation
Annex C        -           Bylaws of Surviving Corporation
Annex D        -           Certificate of Designation

                           INDEX OF PRINCIPAL TERMS
                           ------------------------

                                                                                                      Section
Term                                                                                                   Number
----                                                                                                   ------
Acceptance Date..............................................................................            6.1
Acquisition Company..........................................................................         Recitals
Acquisition Company Option...................................................................         Recitals
Acquisition Company Option Shares............................................................         Recitals
Acquisition Company's Designees..............................................................          1.3(a)
Acquisition Company Sub......................................................................         Recitals
Acquisition Proposal.........................................................................          6.7(a)
Affiliate....................................................................................          9.9(a)
Affiliated Transactions......................................................................           4.31
Aggregate Strike Price.......................................................................            4.3
Agreement....................................................................................          Annex A
Bank Commitment Letters......................................................................            5.5
Board of Directors...........................................................................         Recitals
Board Percentage.............................................................................          1.3(a)
Business Day.................................................................................          9.9(b)
Capital Contribution.........................................................................            1.1
Cashed Out Shares............................................................................          3.3(b)
Cash Merger Consideration....................................................................          3.1(a)
Certificate of Designation...................................................................          3.1(d)
Certificate of Merger........................................................................            2.3
Certificates.................................................................................          3.3(b)
Closing Date.................................................................................            2.2
Code.........................................................................................          3.3(f)
Company......................................................................................         Recitals
Company Common Stock.........................................................................         Recitals
Company Disclosure Letter....................................................................        Article IV
Company Expense Cap..........................................................................           4.27
Company Expenses.............................................................................           4.27
Company Intellectual Property................................................................           4.16
Company Material Adverse Effect..............................................................          9.9(c)
Company Option Plans.........................................................................          3.4(b)
Company Options..............................................................................          3.4(b)
Company Plan.................................................................................          4.13(g)
Company Representatives......................................................................            6.2
Company SEC Reports..........................................................................            4.8
Company Securities...........................................................................            4.3
Company Voting Securities....................................................................        8.3(b)(ii)
Confidentiality Agreement....................................................................            6.2
Consent......................................................................................          4.6(b)
Consummation of the Transactions.............................................................          4.6(a)
Contracts....................................................................................          4.6(a)

                                                                                                      Section
Term                                                                                                   Number
----                                                                                                   ------
D&O Insurance................................................................................          6.9(c)
Definitive Financing Agreements..............................................................           6.12
DGCL.........................................................................................         Recitals
DLLCA........................................................................................         Recitals
Dissenting Shares............................................................................            3.2
Effective Time...............................................................................            2.3
Equity Commitment Letters....................................................................            5.5
Employees....................................................................................          4.13(a)
Environmental Laws...........................................................................           4.14
ERISA........................................................................................          4.13(a)
ERISA Affiliate..............................................................................          4.13(g)
Exchange Act.................................................................................          1.1(a)
Exchange Shares..............................................................................          3.3(b)
Existing Senior Credit Facility..............................................................          4.6(c)
Expense Agreements...........................................................................           4.27
Expenses.....................................................................................          8.3(b)
Expiration Date..............................................................................          1.1(a)
Financial Statements.........................................................................            4.8
Financings...................................................................................            5.5
Foreign Benefit Plan.........................................................................          4.13(g)
GAAP.........................................................................................            4.8
Governmental Entity..........................................................................          4.6(b)
HSR Act......................................................................................          4.6(b)
Indebtedness.................................................................................          4.6(c)
Independent Directors........................................................................          1.3(c)
IO...........................................................................................          4.32(b)
knowledge....................................................................................          9.9(d)
Laws.........................................................................................          4.6(a)
Leases.......................................................................................          4.17(b)
Licensees....................................................................................          4.32(b)
Liens........................................................................................          3.3(b)
Merger.......................................................................................         Recitals
Merger Closing...............................................................................            2.2
Merger Fund..................................................................................          3.3(a)
Minimum Condition............................................................................          1.1(a)
Most Recent Balance Sheet....................................................................            4.9
Offer........................................................................................         Recitals
Offer Closing................................................................................         Recitals
Offer Documents..............................................................................          1.1(c)
Offer Fund...................................................................................          3.3(a)
Offer Price..................................................................................         Recitals
Offer to Purchase............................................................................          1.1(b)
Option Exercise Shares.......................................................................         Recitals
Option Holders...............................................................................         Recitals
Option Exercise/Cancellation Agreements......................................................         Recitals
Orders.......................................................................................          4.6(a)

                                                                                                      Section
Term                                                                                                   Number
----                                                                                                   ------
Other Filings................................................................................           4.11
Other Options................................................................................          3.4(b)
Parent.......................................................................................         Recitals
Parent Disclosure Letter.....................................................................         Article V
Parent Expenses..............................................................................          8.3(c)
Parent Representatives.......................................................................            6.2
Payment Agent................................................................................          3.3(a)
Payment Fund.................................................................................          3.3(a)
Pension Plan.................................................................................          4.13(a)
Permits......................................................................................            4.7
Permitted Encumbrances.......................................................................          9.9(e)
Person.......................................................................................          3.3(b)
Property.....................................................................................          4.17(a)
Proxy Statement..............................................................................        2.7(a)(ii)
Schedule TO..................................................................................          1.1(c)
SEC..........................................................................................          1.1(c)
SEC Financial Statements.....................................................................            4.8
Securities Act...............................................................................            4.8
Securities Law Compliance Fees...............................................................          8.3(a)
Shares.......................................................................................         Recitals
Short Form Condition.........................................................................          1.1(a)
Software.....................................................................................           4.23
Stockholders' Approval.......................................................................           4.21
Stockholders' Meeting........................................................................         2.7(a)(i)
Subsidiary...................................................................................          9.9(f)
Successor Corporation Common Shares..........................................................          3.1(d)
Successor Corporation Preferred Shares.......................................................          3.1(d)
Successor Corporation Shares.................................................................          3.1(d)
Superior Proposal............................................................................          6.7(a)
Surviving Corporation........................................................................            2.1
Tax Return...................................................................................          4.12(e)
Taxes........................................................................................          4.12(e)
Tendered Shares..............................................................................          1.1(a)
Termination Fee..............................................................................         8.3(b)(i)
Third Party Acquirer.........................................................................        8.3(b)(ii)
Third Party Transaction......................................................................        8.3(b)(ii)
Third Person.................................................................................          6.7(a)
Undisclosed Securities.......................................................................        8.1(e)(iv)
Violation....................................................................................          4.6(a)
Waiver and Debt Satisfaction Agreements......................................................          4.6(c)
Worker Safety Laws...........................................................................           4.14

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 19, 2000, by and among Carey International, Inc., a Delaware corporation (the "Company"), Limousine Holdings,
                                                  -------
LLC, a Delaware limited liability company ("Parent"), Aluwill Acquisition Corp.,
                                            ------
a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition
                                                                 -----------
Company") and Eranja Acquisition Sub, Inc., a Delaware corporation and a wholly-
-------
owned subsidiary of Acquisition Company ("Acquisition Company Sub").
                                          -----------------------

     WHEREAS, upon the terms and subject to the conditions of this Agreement, Acquisition Company or Acquisition Company Sub shall merge with and into the Company (the "Merger") in accordance with the General Corporation Law of the
              ------
State of Delaware (the "DGCL");
                        ----

     WHEREAS, the board of directors (the "Board of Directors") of the Company,
                                           ------------------
upon recommendation of the special committee appointed to consider this Agreement and the Merger, has determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and its stockholders upon the terms and subject to the conditions set forth herein, has approved the Merger, this Agreement and the other transactions contemplated hereby and has recommended approval of the Merger and this Agreement by the stockholders of the Company;

     WHEREAS, the members of Parent and the Boards of Directors of Acquisition Company and Acquisition Company Sub have each declared advisable and approved the Merger and this Agreement in accordance with the Limited Liability Company Act of the State of Delaware (the "DLLCA") and the DGCL, as applicable, upon the
                                   -----
terms and subject to the conditions set forth herein;

     WHEREAS, in accordance with the terms hereof, Acquisition Company and the Company shall commence a joint tender offer (the "Offer") to purchase for cash
                                                  -----
all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (collectively, the "Shares" or the "Company Common
                                          ------          --------------
Stock"), at a price of eighteen and 25/100 dollars ($18.25) per Share, net to
-----
the seller in cash (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), upon the terms and
                                            -----------
subject to the conditions of this Agreement and the Offer;

     WHEREAS, to satisfy a condition to Parent and Acquisition Company entering into this Agreement and incurring the obligations set forth herein, certain holders (the "Option Holders") of Company Options (as defined) have entered or
              --------------
will enter into an agreement with the Company, Parent and/or Acquisition Company (the "Option Exercise/Cancellation Agreements"), pursuant to which, among other
      ---------------------------------------
matters, the Option Holders have agreed or will have agreed (x) at the option of Acquisition Company, subject to Section 3.1(b) hereof, either (i) to exercise all of their Company Options and to sell all of the Shares issued upon such exercise (collectively, the "Option Exercise Shares") for consideration equal to
                             ----------------------
the Offer Price per Share, or (ii) not to exercise their Company Options and, in lieu thereof, to exchange their Company Options in the Merger as provided in
Section 3.4 hereof, (y) to tender in the Offer all

Shares (other than the Option Exercise Shares) then owned by them and/or (z) to vote their Shares and Option Exercise Shares in favor of the Merger;

     WHEREAS, the Boards of Directors of the Company and Acquisition Company have approved the making of the Offer and the Board of Directors of the Company has determined to recommend that stockholders of the Company tender their Shares pursuant to the Offer;

     WHEREAS, the Company has granted to Acquisition Company an option (the "Acquisition Company Option") to acquire from the Company in certain
 --------------------------
circumstances a sufficient number of Shares (the "Acquisition Company Option
                                                  --------------------------
Shares"), when taken together with all other outstanding Shares to be acquired
------
by Acquisition Company at or immediately following the consummation of the purchase of Shares tendered in the Offer (the "Offer Closing"), to permit the
                                               -------------
Merger to be effected pursuant to Section 253 of the DGCL.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER
                                   ---------

     Section 1.1 The Offer.
                 ---------

     (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 hereof, as promptly as practical after the date hereof (but in no event later than the tenth (10/th/) Business Day following the public announcement of the execution hereof), the Company and Acquisition Company shall commence the Offer to purchase all of the issued and outstanding Shares (together with all associated shareholder rights) at the Offer Price per Share. The initial expiration date for the Offer shall be the twenty-first
(21st) Business Day from and after the date the Offer is commenced, including the date of commencement as the first (1/st/) Business Day in accordance with Rule 13e-4 of the Securities Act of 1934, as amended (the "Exchange Act") (such
                                                      ------------
initial expiration date as it may be extended in accordance with the terms of this Agreement, the "Expiration Date"). The obligations of the Company and/or
                     ---------------
Acquisition Company to accept for payment and to pay for Shares validly tendered on or prior to the Expiration Date and not withdrawn prior to the Expiration Date (the "Tendered Shares") shall be subject only to (i) there being validly
           ---------------
tendered and not withdrawn prior to the expiration of the Offer at least fifty percent (50%) of the outstanding Shares of the Company (including for these purposes Shares issuable upon the exercise of Company Options by Persons who have not entered into Option Exercise/Cancellation Agreements), after giving effect to the Offer Closing and the cancellation of any Tendered Shares acquired by the Company, plus one Share (the "Minimum Condition") and (ii) the other
                                     -----------------
conditions set forth in Annex A hereto. The Company and Acquisition Company shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the Offer, accept for payment and purchase, as soon as practicable after the Expiration Date, all Tendered Shares. In the event that the number of Tendered Shares, plus the shares issuable upon exercise of the Acquisition Company Option, without duplication, would permit the Merger to be effected pursuant to Section 253 of the DGCL (the "Short Form Condition"), all Tendered Shares shall be purchased by
           --------------------
     Acquisition Company. In the event the Short Form Condition is not satisfied, Tendered Shares having an aggregate purchase price of $90 million (or such greater amount, not to exceed $95.5 million in the aggregate, as may be required for Acquisition Company to own a majority of the outstanding Shares (including for these purposes Shares issuable upon the exercise of Company Options by Persons who have not entered into Option Exercise/Cancellation Agreements) after giving effect to the Offer Closing and the cancellation of any Tendered Shares acquired by the Company, or such greater amount as Acquisition Company may determine in its sole discretion) (the "Capital Contribution") shall be acquired by Acquisition
                       --------------------
     Company upon the Offer Closing and, after such acquisition by Acquisition Company, the balance of the Tendered Shares shall be acquired by the Company upon the Offer Closing.


          (b) The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement and
      -----------------
     the conditions set forth in Annex A hereto. Neither the Company nor
                                 -------
     Acquisition Company shall (i) increase or decrease the Offer Price or change the form of consideration payable pursuant to the Offer, (ii) decrease the number of Shares sought to be purchased in the Offer, (iii) amend or waive satisfaction of the conditions set forth in Annex A attached
                                                                -------
     hereto, (iv) impose any additional conditions or amend any other term or condition of the Offer or (v) extend the expiration date of the Offer beyond the initial Expiration Date, in each case without the prior written consent of Parent. The Company and Acquisition Company shall waive or modify any condition set forth in clause (v)(a) (other than in clause
     (v)(a) with respect to a suit, action or proceeding instituted by any Governmental Entity that seeks to restrain or prohibit the making or consummation of the Offer or the Merger), (d) and (f) of Annex A if so
                                                              -------
     requested in writing by Parent. The Company and Acquisition Company agree that, subject to the right of termination set forth in Section 8.1 (other than Section 8.1(d)(i)), in the event the Company or Acquisition Company are unable to consummate the Offer on or prior to the Expiration Date due to the failure of any condition set forth in Annex A hereto to be satisfied
                                                  -------
     or waived, the Company and Acquisition Company shall, if requested by Parent, extend the Offer until the earlier of (i) the later of (A) the day which is twenty (20) Business Days after the initial Expiration Date and
     (B) such later date which is ten (10) Business Days after the Company terminates any third party discussions or negotiations that are permitted by Section 6.7 below, or (ii) such time as the Minimum Condition is satisfied and the conditions set forth in Annex A hereto are satisfied or
                                               -------
     waived; provided, that, the Company shall be permitted but shall not be
             --------  ----
     obligated to extend the Offer if Parent or Acquisition Company is in breach in any material respect of its covenants, agreements, representations or warranties contained in this Agreement. In addition, the Company and Parent agree that the Company and Acquisition Company shall have the right by mutual agreement to extend the offer beyond the initial Expiration Date. In addition to the foregoing, provided that the Company reasonably believes
                                -------- ----
     that the Minimum Condition will be satisfied within such ten (10) Business Day period, Parent and Acquisition Company shall, if requested by the Company, extend the Offer until the earlier of (i) the date which is ten
     (10) Business Days after the initial Expiration Date and (ii) such time as the Minimum Condition is satisfied and the conditions set forth on Annex A
                                                                        -------
     hereto are satisfied or waived. Subject to the terms and conditions of this Agreement and the Offer, the parties shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Offer.

          (c) As promptly as practicable on the date the Offer is commenced, with respect to the Offer, the Company and Acquisition Company, together with such other Persons as shall be required to be included as parties to such filing, if any, shall file with the Securities and Exchange Commission (the "SEC"), a Transaction Statement on Schedule TO which shall comply with Rule
 ---
13(e)(3) (together with any amendments and supplements thereto and including the exhibits thereto, the "Schedule TO"). The Schedule TO shall contain or
                       -----------
incorporate by reference the Offer to Purchase and a form of letter of transmittal and any other documents related to the Offer (the Schedule TO, the Offer to Purchase, the letter of transmittal and such other documents, together with any amendments and supplements thereto, shall be collectively referred to herein as the "Offer Documents"). The Offer Documents shall comply in all
               ---------------
material respects with the provisions of applicable federal securities laws. The Company, Parent and Acquisition Company shall take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities laws. The Company, Acquisition Company and Parent shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall become false or misleading in any material respect, and Company and Acquisition Company shall take all steps necessary to cause the Offer Documents, as so corrected, to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities laws. Each of the Company and its counsel, on the one hand, and Parent and Acquisition Company and their counsel, on the other hand, shall be given a reasonable opportunity to review and comment upon the Offer Documents before they are filed with the SEC. In addition, the Company shall provide Parent and its counsel in writing with any comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments or other communications.

     Section 1.2 Company and Acquisition Company Actions. Each of the Company
                 ---------------------------------------
and Acquisition Company hereby approves of, consents to and agrees to undertake the Offer and represents that its Board of Directors at a meeting duly called and held has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are advisable, fair to and in the best interests of its respective stockholders, (ii) approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, (iii) in the case of the Company, resolved to recommend, subject to its fiduciary obligations under applicable Law, that the stockholders of the Company accept the Offer and tender their Shares thereunder and approve the Merger and this Agreement and (iv) approved this Agreement and the transactions contemplated hereby.

     Section 1.3  Directors.
                  ---------

          (a) Subject to compliance with the DGCL, the Company's certificate of incorporation and other applicable Law, effective immediately upon the Offer Closing and from time to time thereafter until the Effective Time, (i) Acquisition Company shall be entitled to designate such number of directors ("Acquisition Company's Designees"), rounded up to the next whole number as will
  -------------------------------
give Acquisition Company representation on the Board of Directors of the Company equal to the greater of (x) a majority of the Board of Directors and (y) (A) the product of (1) the number of directors on the Board of Directors of the Company (giving effect to any increase in the number of directors pursuant to this
Section 1.3) and (2) the percentage that such number of shares of the Company Common Stock owned by Acquisition Company bears to the aggregate number of Shares then outstanding and not owned by the Company minus (B) the number of Independent Directors (as defined below) in office at the time of the Offer Closing (such number being, the "Board Percentage"), and (ii) the Company shall,
                                 ----------------
upon request by Acquisition Company, promptly satisfy the Board Percentage by
(x) increasing the size of the Board of Directors of the Company or (y) using reasonable efforts to secure the resignations of, or failing that, remove such number of directors as is necessary to enable Acquisition Company's Designees to be elected or appointed to the Board of Directors of the Company and shall cause Acquisition Company's Designees immediately to be so elected or appointed; provided that in any such case, except as provided in this Section 1.3 or as otherwise required by Law, the Board of Directors of the Company shall not take any action after the Offer Closing until the Acquisition Company's Designees are so elected or appointed.


     (b) The Company's obligations to appoint Acquisition Company's Designees to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, if applicable. The Company shall promptly take all actions required pursuant to such Section and Rule in order to fulfill its obligations under this Section, and shall include in the Schedule TO such information with respect to the Company and its officers and directors as is required under such Section and Rule to fulfill such obligations. Parent and Acquisition Company shall supply to the Company and be solely responsible for any information with respect to either of them and their designees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.


     (c) Following the election of the Acquisition Company's Designees pursuant to this Section and prior to the Effective Time (as defined in Section 2.3), any amendment of this Agreement or the certificate of incorporation or bylaws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or waiver of any of the Company's rights hereunder shall require, in addition to the authorization of a majority of the directors of the Company then in office, the authorization of a majority of the directors of the Company then in office who were members of the Board of Directors on the date hereof and are not employees of the Company or any of its Subsidiaries (as defined in Section 9.9) (the "Independent Directors"). Without limiting the foregoing, the form and
           ---------------------
substance of the preliminary Proxy Statement shall be subject to the approval of the Independent Directors, which approval shall not be unreasonably withheld. If the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a Person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two Persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its Subsidiaries, or officers or affiliates of Parent or any of its Subsidiaries, and such Persons shall be deemed to be Independent Directors for purposes of this Agreement. The Independent Directors shall have the authority to retain such counsel and other advisors at the expense of the Company as are reasonably appropriate to the exercise of their duties in connection with this Agreement, subject to approval by the Company of the terms of such retention, which approval shall not be unreasonably withheld. Following the election of Acquisition Company's Designees pursuant to this Section and prior to the Effective Time, the Company shall not incur any Company Expenses without the approval of Acquisition Company's Designees.

                                   ARTICLE II

                                   THE MERGER
                                   ----------

     Section 2.1 The Merger. Upon the terms and subject to the satisfaction or
                 ----------
waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time, either (i) Acquisition Company (as provided in Section 2.8 hereof), or (ii) Acquisition Company Sub (as provided in Section 2.9 hereof) shall be merged with and into the Company, whereupon the separate existence of Acquisition Company or Acquisition Company Sub, as the case may be, shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").
                                   ---------------------

     Section 2.2 Merger Closing. The closing of the Merger (the "Merger
                 --------------                                  ------
Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld,
-------
L.L.P., 590 Madison Avenue, 20/th/ Floor, New York, New York 10022, at 10:00 a.m., local time, on a date to be specified by the parties hereto, which shall be no later than the second (2/nd/) Business Day after satisfaction or waiver of all of the conditions set forth in Article VII hereof (the "Closing Date"),
                                                            ------------
unless another date or place is agreed to in writing by the parties thereto.

     Section 2.3 Effective Time. As soon as practicable on the Closing Date, the
                 --------------
parties hereto shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") with the Secretary of State of
                        ---------------------
the State of Delaware and shall make all other filings or recordings required by the DGCL with respect to the Merger. The Merger shall become effective on the date specified in the Certificate of Merger (the "Effective Time").
                                                  --------------

     Section 2.4 Effect of the Merger. The Merger shall have the effects set
                 --------------------
forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and of Acquisition Company or Acquisition Company Sub, as the case may be, shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and of Acquisition Company or Acquisition Company Sub, as the case may be, shall become the debts, liabilities and duties of the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred or contracted by it.

     Section 2.5  Surviving Corporation Certificate of Incorporation and Bylaws.
                  -------------------------------------------------------------
At the Effective Time, (i) the certificate of incorporation of the Company shall be amended to be in the form attached hereto as Annex B and in the form of
                                                      -------
the Certificate of Designation attached hereto as Annex D, and as so amended
                                                  -------
shall be the certificate of incorporation of the Surviving Corporation, unless and until thereafter changed or amended as provided therein or by applicable Law (subject to the provisions of Section 6.9(a)), and (ii) the bylaws of the Surviving Corporation shall be amended to be in the form attached hereto as Annex C, unless and until
-------
thereafter changed or amended as provided therein or by applicable Law (subject to the provisions of Section 6.9(a)).

     Section 2.6 Directors and Officers of the Surviving Corporation. From and
                 ---------------------------------------------------
after the Effective Time, the board of directors and the officers of the Surviving Corporation shall be the board of directors and the officers of the Acquisition Company (as provided in Section 2.8) or Acquisition Company Sub (as provided in Section 2.9), as the case may be, immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and bylaws.

     Section 2.7  Stockholders' Meeting.
                  ---------------------

          (a) After the Offer Closing, the Company (acting through its Board of Directors) shall, in accordance with applicable law (unless the Merger is consummated pursuant to DGCL Section 253 and Section 2.8 hereof):

               (i) as soon as practicable following the Offer Closing, duly call, give notice of, convene and hold a special meeting of the Company's stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon this Agreement and approving the Merger;

               (ii) (x) promptly prepare and file with the SEC a preliminary proxy or information statement (including any required amendments to the Schedule TO) relating to the Merger and this Agreement, (y) obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary information or proxy statement and, subject to compliance with SEC rules and regulations, cause a notice of a special meeting and a definitive information or proxy statement (the "Proxy Statement") to be mailed to the stockholders of the Company as
      ---------------
promptly as practicable and (z) use reasonable efforts to obtain the necessary approvals of the Merger and this Agreement by the stockholders of the Company; and

               (iii) subject to its fiduciary obligations under applicable Law, include in the Proxy Statement the recommendation of the Company's Board of Directors that stockholders of the Company vote in favor of the adoption of this Agreement.

     (b) Parent, Acquisition Company and Acquisition Company Sub will furnish to the Company any and all information relating to Parent, Acquisition Company and Acquisition Company Sub as may be required under the Exchange Act and the rules and regulations thereunder to be set forth in the Proxy Statement.

     (c) The Company shall consult with Parent, Acquisition Company and Acquisition Company Sub with respect to the Proxy Statement (and any amendments or supplements thereto) and shall afford Parent, Acquisition Company and Acquisition Company Sub reasonable opportunity to comment thereon prior to its finalization. The Company shall provide Parent, Acquisition Company and Acquisition Company Sub and their counsel in writing with any comments or other communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement (and any amendments or supplements thereto) promptly after receipt of such comments or other communications. If, at any time prior to the Stockholders' Meeting, any event shall occur relating to the Company or the transactions contemplated by this Agreement which should be set forth in an amendment or a supplement to the Proxy Statement, the Company will promptly notify in writing Parent, Acquisition Company and Acquisition Company Sub of such event. In such case, the Company, with the cooperation of Parent, Acquisition Company and Acquisition Company Sub, will promptly prepare and mail such amendment or supplement and the Company shall consult with Parent, Acquisition Company and Acquisition Company Sub with respect to such amendment or supplement and shall afford Parent, Acquisition Company and Acquisition Company Sub reasonable opportunity to comment thereon prior to such mailing. The Company agrees to notify Parent, Acquisition Company and Acquisition Company Sub at least three (3) days prior to the mailing of the Proxy Statement (or any amendment or supplement thereto) to the stockholders of the Company.

         (d) Parent agrees that it will vote, or cause to be voted, all of the Shares then owned by it, Acquisition Company, Acquisition Company Sub or any of its other Subsidiaries in favor of the approval of the Merger and the adoption of this Agreement and to take or cause to be taken all additional corporate actions necessary for Acquisition Company and Acquisition Company Sub to adopt and approve this Agreement and the transactions contemplated hereby.

     Section 2.8 Section 253 Merger. Notwithstanding the foregoing, in the event
                 ------------------
that the Short Form Condition is met, the parties hereto agree, subject to
Article VII, to take all necessary and appropriate action to cause the Merger of Acquisition Company with and into the Company to become effective, in accordance with Section 253 of the DGCL, as soon as reasonably practicable after the Offering Closing, without a meeting of the stockholders of the Company.

     Section 2.9 Section 251 Merger. Notwithstanding any other provision of this
                 ------------------
Agreement to the contrary, in the event that the Short Form Condition is not met, the parties hereto agree, subject to Article VII, to take all necessary and appropriate action to cause the Merger of Acquisition Company Sub with and into the Company to become effective, in accordance with Section 251 of the DGCL, as soon as practicable after a meeting of the stockholders of the Company.

                                  ARTICLE III


EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY AND ACQUISITION COMPANY
--------------------------------------------------------------------------------
                           OR ACQUISITION COMPANY SUB
                           --------------------------

     Section 3.1 Effect on Capital Stock. At the Effective Time, by virtue of
                 -----------------------
the Merger and without any action on the part of the Company, Parent, Acquisition Company or Acquisition Company Sub, as the case may be, or any holder of any shares of Company Common Stock or capital stock of, or other interest in, Parent, Acquisition Company or Acquisition Company Sub, as the case may be:

     (a) Conversion of Company Common Stock. Each issued and outstanding share
         ----------------------------------
of Company Common Stock (other than (i) shares of Company Common Stock that are owned by the Company as treasury stock, (ii) shares of Company Common Stock that are owned by Acquisition Company, (iii) Dissenting Shares (as defined in Section
3.2 hereof) and (iv) shares of Company Common Stock to be converted into Successor Corporation Common Shares pursuant to Section 3.1(b) hereof) shall be converted into the right to receive, in cash, the Offer Price per Share, without interest thereon (the "Cash Merger Consideration"), upon surrender of the
                       -------------------------
certificate formerly representing such share of Company Common Stock in accordance with Section 3.3 hereof.


     (b) Conversion of Certain Company Common Stock. Each share of Company
         ------------------------------------------
Common Stock (including shares of Company Common Stock issued upon exercise of Company Options) set forth on and held by those Persons listed on Schedule
                                                                  --------
3.1(b) to this Agreement immediately prior to the Effective Time shall be
------
converted into the right to receive a number of Successor Corporation Common Shares calculated by multiplying the number of shares set forth in Column III on
Schedule 3.1(b) with respect to each such Person by the Offer Price, and then
---------------
dividing such product by $100.00.


     (c) Cancellation of Treasury Stock. Each share of Company Common Stock that
         ------------------------------
is owned by the Company as treasury stock (including any shares of Company Common Stock purchased by the Company upon the Offer Closing) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.


     (d) Treatment of Common Stock of Acquisition Company or Acquisition Company
         -----------------------------------------------------------------------
Sub. All of the issued and outstanding shares of common stock, par value $0.01
---
per share, of Acquisition Company (if the Merger is effected pursuant to Section 2.8) or Acquisition Company Sub (if the Merger is effected pursuant to Section 2.9), as the case may be, shall be converted into the right to receive (A) 705,000 validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation (the "Successor Corporation
                                                          ---------------------
Common Shares") and (B) 28,000 validly issued, fully paid and nonassessable
-------------
shares of preferred stock, par value $0.01 per share, of the Surviving Corporation, having the rights, powers and privileges set forth in the certificate of designation ("Certificate of Designation") set forth on Annex D
                             --------------------------
attached hereto (the "Successor Corporation Preferred Shares") (the Successor
                      --------------------------------------
Corporation Common Shares and/or the Successor Corporation Preferred Shares, as applicable, the "Successor Corporation Shares").
                 ----------------------------

     (e) Cancellation and Retirement of Certain Company Common Stock. Each share
         -----------------------------------------------------------
of Company Common Stock (i) to be converted into the right to receive (x) the Cash Merger Consideration pursuant to Section 3.1(a) hereof or (y) the Successor Corporation Common Shares pursuant to Section 3.1(b) hereof, when so converted, or (ii) owned by Acquisition Company, upon the Merger Closing, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Cash Merger Consideration or Successor Corporation Shares, as the case may be, therefor upon the surrender of such certificate in accordance with Section 3.3 hereof.

     Section 3.2 Dissenting Shares. Notwithstanding anything in this Agreement
                 -----------------
to the contrary, Shares outstanding immediately prior to the Effective Time that are held by a holder who has not voted in favor of the Merger and who has delivered a written demand for appraisal of such Shares in accordance with
Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into
                              -----------------
the right to receive the Cash Merger Consideration as provided in Section 3.1(a) hereof, unless and until such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL. Such holder shall be entitled to receive payment of the appraised value of such Shares in accordance with the provisions of the DGCL; provided, that, such
                                                      --------  ----
holder complies with the provisions of Section 262 of the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Cash Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

     Section 3.3 Payment for Shares.
                 ------------------

          (a) Payment Agent. Prior to the commencement of the Offer, the Company
              -------------
and Acquisition Company shall appoint a United States bank or trust company mutually acceptable to the Company and Parent to act as payment agent (the "Payment Agent") for the payment of the Offer Price and the Cash Merger
 -------------
Consideration. Prior to the payment time thereof, the Company and Acquisition Company shall deposit or shall cause to be deposited with the Payment Agent in a separate fund established for the benefit of the holders of Shares, for payment upon surrender of the certificates for exchange in accordance with (i) the Offer to Purchase, in the case of the Offer, and (ii) this Article III, in the case of the Merger, through the Payment Agent (in the case of the Offer, the "Offer
                                                                      -----
Fund" and in the case of the Merger, the "Merger Fund" and collectively with the
----                                      -----------
Offer Fund, the "Payment Fund"), immediately available funds in amounts
                 ------------
necessary to make the payments pursuant to the Offer by each of the Company and Acquisition Company (in the case of the Offer) and this Article III (in the case of the Merger) to holders of Shares (except as otherwise provided in Section 3.1(b) and (d) and Section 3.2). The Payment Agent shall pay the Offer Price out of the Offer Fund and the Cash Merger Consideration out of the Merger Fund.

          The Payment Agent shall invest the Payment Fund as directed by Parent in obligations of, or guaranteed by, the United States of America, in commercial paper obligations rates A-1 or P-1 or better by Moody's Investor Services or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million, in each case with maturities not exceeding five (5) days. All earnings on the Offer Fund shall inure to the benefit of the Company and all earnings on the Merger Fund shall inure to the benefit of Parent. If for any reason (including losses), the Payment Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under Article III of this Agreement, the Company shall in any event be liable for payment thereof. The Payment Fund shall not be used for any purpose except as expressly provided in this Agreement.

          (b) Payment/Exchange Procedures. As soon as reasonably practicable
              ---------------------------
(and in any event not later than five (5) Business Days) after the Effective Time, the Surviving Corporation shall, or shall cause, the Payment Agent, to mail to each holder of record of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented
 ------------
outstanding shares of Company Common Stock entitled to receive the Cash Merger Consideration pursuant to Section 3.1(a) hereof (the "Cashed Out Shares") or the
                                                      -----------------
consideration set forth in Section 3.1(b) with respect to the Shares covered thereby (the "Exchange Shares"): (i) a form of letter of transmittal which
              ---------------
shall: (x) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Payment Agent; (y) contain a representation in a form reasonably satisfactory to Parent as to the good and marketable title of the Shares held by such holder free and clear of liens, claims, options, charges, rights, security interests, limitations, encumbrances and restrictions of any kind ("Liens"); and
                                                                    -----
(z) contain such other customary provisions as the Company and Parent may reasonably specify; and (ii) instructions for use in surrendering such Certificates and receiving the aggregate Cash Merger Consideration, in respect thereof (or the Successor Corporation Shares, in the case of Exchange Shares). Upon the surrender of each Certificate for (i) Cashed Out Shares and subject to applicable withholding, the Payment Agent shall (subject to applicable abandoned property, escheat and similar laws) pay the holder of such Certificate, the Cash Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, and such Certificate shall forthwith be cancelled and (ii) Exchange Shares, the Surviving Corporation shall exchange any Exchange Shares representative thereby for Successor Corporation Shares and such Certificates shall forthwith be cancelled. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares) shall represent solely the right to receive the aggregate Cash Merger Consideration or Successor Corporation Shares relating thereto. No interest or dividends shall be paid or accrued on the Cash Merger Consideration. If the Cash Merger Consideration or Successor Corporation Shares (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Certificate formerly representing such Shares is registered, it shall be a condition to such right to receive such Cash Merger Consideration or Successor Corporation Shares that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person surrendering such Certificates shall pay to the Payment Agent, or the Company in the case of Exchange Shares, any transfer or other Taxes required by reason of the payment of the Cash Merger Consideration or Successor Corporation Shares to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Payment Agent or the Company, as applicable, that such Tax has been paid or is not applicable. For purposes of this Agreement, "Person" shall mean any natural
                                                 ------
person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or entity of any kind. Until surrendered as contemplated by this Section 3.3(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Merger Consideration or Successor Corporation Shares, as applicable, without interest thereon.

          (c) Termination of Fund; No Liability. Promptly following the first
              ---------------------------------
anniversary of the Effective Time, the Payment Agent shall deliver to the Surviving Corporation all cash,

Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Payment Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration therefor the aggregate Cash Merger Consideration or Successor Corporation Shares, as applicable, without any interest or dividends thereon. Notwithstanding the foregoing, none of Parent, Acquisition Company, Acquisition Company Sub, the Surviving Corporation or the Payment Agent shall be liable to any holder of a Certificate for Cash Merger Consideration or Successor Corporation Shares, as applicable, delivered to a public official as required by any applicable abandoned property, escheat or similar Law.

          (d) Transfer Books; No Further Ownership Rights by Holders of
              ---------------------------------------------------------
Certificates in Company Common Stock. At the Effective Time, the stock transfer
------------------------------------
books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock represented by Certificates on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be surrendered and cancelled and exchanged as provided in this Article III.

          (e) Lost, Stolen or Destroyed Certificates. If any Certificate has
              --------------------------------------
been lost, stolen or destroyed, up been on the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Payment Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Cash Merger Consideration or Successor Corporation Shares, as the case may be, due to such Person pursuant to this Agreement.

          (f) Taxes. The Payment Agent shall be entitled to deduct and withhold
              -----
from the consideration otherwise payable pursuant to this Agreement to any shareholder of the Company or Company Option holder such amounts as the Company reasonably and in good faith determines are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax
                       ----
law (except that the Company shall not withhold any payments from a nonemployee director who complies with the requirements to avoid back-up withholding). To the extent that amounts are so withheld by the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the stockholder or Company Option holder in respect of which such deduction and withholding was made by the Payment Agent.

     Section 3.4 Company Options.
                 ---------------

          (a) Prior to the date hereof, the Company has taken all actions necessary and appropriate to provide that all Company Options (as hereinafter defined) held by the Persons listed on Schedule 3.1(b) hereto have fully vested prior to the date hereof.

          (b) The Company has taken (or with respect to the Company's Stock Plan for Non-Employee Directors, will take) all actions necessary and appropriate to provide that, upon the Effective Time, and except (i) as otherwise provided in
Section 3.1(b) or (ii) as otherwise provided with respect to a holder pursuant to an Option Exercise/Cancellation Agreement, (x) each then outstanding option or other right to purchase shares of Company Common Stock or other similar interests granted under the Company's stock option plans set forth on Section
                                                                      -------
4.13(a)(i) of the Company Disclosure Letter (collectively, "Plan Options", and
----------                                                  ------------
such stock option plans, the "Company Option Plans") and (y) each then
                              --------------------
outstanding warrant and other Company Security other than Plan Options and outstanding Shares (collectively, "Other Options", and together with the Plan
                                   -------------
Options, the "Company Options"), whether or not then exercisable or vested,
              ---------------
shall be cancelled and, in exchange therefor, each holder of such Company Option shall receive an amount in cash in respect thereof, if any, equal to the product of (x) the excess, if any, of the Cash Merger Consideration over the per Share exercise price thereof and (y) the number of shares of Company Common Stock subject thereto (such payment to be net of applicable withholding taxes).

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

     Except as otherwise as set forth in the schedule delivered by the Company to Parent, Acquisition Company and Acquisition Company Sub upon execution of this Agreement (the "Company Disclosure Letter") (an item disclosed in one
                     -------------------------
section of the Company Disclosure Letter which is relevant to another section of the Company Disclosure Letter shall be deemed disclosed in such other section, but only if a person reading such item would reasonably conclude that such item is relevant to the other section), the Company represents and warrants to Parent, Acquisition Company and Acquisition Company Sub as follows:

     Section 4.1 Organization, Standing and Qualification. Each of the Company
                 ----------------------------------------
and its Subsidiaries (as defined herein) (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (ii) has all requisite corporate power and authority and legal right to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) except as set forth in Section 4.1 of the Company Disclosure Letter, is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary and good standing necessary.

     Section 4.2 Certificates; Articles of Incorporation and Bylaws. The Company
                 --------------------------------------------------
has heretofore delivered or made available to Parent a complete and correct copy of the certificate/articles of incorporation and the bylaws of each of the Company and its Subsidiaries, each as amended to the date hereof. A copy of the certificate of incorporation and bylaws of the Company is annexed to Section 4.2
                                                                     -----------
of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries are in default or violation of any provision of their respective certificates/articles of incorporation or equivalent organizational documents. The minute books (containing the records of meetings of the stockholders, the Board of Directors, and any committees of the Board of Directors) evidence all Board of Directors and stockholder actions, and the stock certificate books and the stock record books of each of the Company and its Subsidiaries (copies of which have been delivered to Parent) are correct and complete.

     Section 4.3 Capitalization. The authorized capital stock of the Company
                 --------------
consists of 20,000,000 shares of Company Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of the close of business on July 18, 2000, (a) 9,848,729 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Common Stock were held by the Company in its treasury, (c) no shares of preferred stock were issued and outstanding, (d) 1,921,527 Plan Options are outstanding pursuant to the Company Option Plans and (e) 19,794 Other Options are outstanding, all of which Other Options are set forth on Section 4.3 of the Company Disclosure
                                     -----------
Letter. Section 4.3 of the Company Disclosure Letter contains a schedule setting
        -----------
forth with respect to all Company Options: (1) the holder thereof, (2) the number of Shares issuable upon exercise of such Company Options, (3) the number of such Company Options which are vested, (4) the strike price for such Company Options, and (5) the aggregate strike price for all such Company Options (the "Aggregate Strike Price"). All outstanding shares of capital stock of the
 ----------------------
Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 4.3 or on Section 4.3 of the
                                                              -----------
Company Disclosure Letter and except for changes after the date hereof resulting from the exercise of Company Options outstanding on the date hereof, there are no outstanding (1) shares of capital stock or other voting securities of the Company, (2) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (3) options, warrants, rights, calls, exchange rights, restricted stock, other stock based compensation awards, or other rights to acquire or commitments from the Company, or obligations of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (4) stock appreciation, phantom stock, or profit participation rights with respect to the Company (the items in clauses (1), (2),
(3) and (4) being referred to collectively as the "Company Securities"). Except
                                                   ------------------
as set forth in this Section 4.3 or on Section 4.3 of the Company Disclosure
                                       -----------
Letter, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities and there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company. The Company has no Company Securities that provide for the issuance of Shares or other Company Securities as contingent consideration (including but not limited to any Company Securities that may exist pursuant to the agreements disclosed on Section 4.25
                                                                  ------------
of the Company Disclosure Letter).

     Section 4.4 Subsidiaries. Section 4.4 of the Company Disclosure Letter sets
                 ------------  -----------
forth for each Subsidiary of the Company (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the beneficial and record holders thereof, and the number of shares held by each such holder, and (d) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable. Section
                                                                       -------
4.4 of the Company Disclosure Letter lists the record and beneficial owner of
---
all of the outstanding shares of each Subsidiary of the Company, and except as set forth on Section 4.4 of the Company Disclosure Letter such shares are owned free and
   -----------
clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), options, warrants, purchase rights, contracts, commitments, equities, claims or other Liens. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require the Company or any of its Subsidiaries to sell, transfer or otherwise cause to become outstanding any of the capital stock of any Subsidiaries of the Company. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary of the Company, except as set forth on Section 4.4 of the Company
                                                  -----------
Disclosure Letter. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries (i) controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, business association or other Person which is not a Subsidiary of the Company, (ii) has engaged in any joint venture with any other Person, or (iii) has entered into any agreement or arrangement with respect to any matters referred to in clauses (i) and (ii) above.

     Section 4.5 Authority. The Company has all necessary corporate power and
                 ---------
authority to execute and deliver this Agreement and the Acquisition Company Option and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Acquisition Company Option by the Company and the consummation by the Company of the Offer, the Merger and the other transactions contemplated hereby and thereby have been duly and validly authorized and approved unanimously by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize or approve this Agreement and the Acquisition Company Option or to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger (unless the Short Form Condition is met), the approval and adoption of the Merger and this Agreement by holders of the Shares as required by Section 251 of the DGCL). This Agreement and the Acquisition Company Option have been duly and validly executed and delivered by the Company and, assuming the due and valid authorization, execution and delivery of this Agreement and the Acquisition Company Option by Parent, Acquisition Company and Acquisition Company Sub, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     Section 4.6 No Conflict; Required Filings and Consents.
                 ------------------------------------------

          (a) The execution, delivery and performance of this Agreement and any of the agreements contemplated hereby by the Company, the consummation by the Company of the transactions contemplated hereby and thereby and the compliance by the Company with any of the provisions hereof or thereof (collectively, "Consummation of the Transactions") do not and will not (i) conflict with or
 --------------------------------
violate the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any of its Subsidiaries; (ii) conflict with or violate any statute, ordinance, rule, regulation, law (collectively, "Laws") or any order, judgment, writ, injunction, ruling or decree
 ----
(collectively, "Orders") applicable to the Company or its Subsidiaries, or by
                ------
which any of them or any of their respective properties or assets may be bound or affected, or (iii) except as set forth on Section 4.6(a) of the Company
                                             --------------
Disclosure Letter,
result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration, modification or cancellation of, or result in any loss of any benefit, or the creation of any Lien on any of the property or assets of the Company or any of its Subsidiaries (any of the foregoing referred to in clause (ii) or this clause (iii) being a "Violation") under, any note, bond, mortgage, indenture, contract, agreement,
 ---------
lease, license, permit, franchise or other instrument, arrangement or obligation ("Contracts") to which the Company or any of its Subsidiaries is a party or by
  ---------
which the Company or any of the Subsidiaries or any of their respective properties may be bound or affected.

          (b) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or the compliance by the Company with any of the provisions hereof will require any consent, waiver, approval, authorization or permit of, or registration or filing with or notification to (any of the foregoing being a "Consent"), any
                                                              -------
government or subdivision thereof, or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) compliance with any
                  -------------------
applicable requirements of the Exchange Act; (ii) the filing of the Certificate of Merger pursuant to the DGCL; and (iii) compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").
                                                     -------

          (c) Except as set forth in Section 4.6(c) of the Company Disclosure
                                     --------------
Letter, as of the date hereof, the Company has entered into written agreements with other parties to the Contracts (i) listed on Section 4.6(a) of the Company
                                                  --------------
Disclosure Letter relating to the potential Violations thereof, and (ii) relating to the Company's Indebtedness (as defined below) listed on Section
                                                                    -------
4.6(c) of the Company Disclosure Letter (collectively, the "Waiver and Debt
------                                                      ---------------
Satisfaction Agreements"). After giving effect to the Waiver and Debt
-----------------------
Satisfaction Agreements, and subject to the payment at the Offer Closing of the existing outstanding Indebtedness under the Amended and Restated
Revolving Credit Agreement dated as of January 15, 1999 among the Company, the Banks listed therein, Fleet Bank, N.A., as agent for the Banks, and the Subsidiaries listed therein (the "Existing Senior Credit Facility"), the
                                  -------------------------------
Consummation of the Transactions will not result in any Violation of any Contract, except as set forth in Section 4.6(c) of the Company Disclosure
                                 -------------
Letter, and, as of the Offer Closing, the Company and its Subsidiaries will have no Indebtedness outstanding other than (i) as listed on Section 4.6(c) of the
                                                        --------------
Company Disclosure Letter, (ii) Indebtedness incurred in the ordinary course of business consistent with past practice (but other than in connection with acquisitions, which Indebtedness is not permitted) and in any case not to exceed $2,500,000 in the aggregate, and (iii) the Financings. For purposes of this Agreement, "Indebtedness" of any Person shall mean without duplication (A) all
            ------------
indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith and only to the extent reserved for on the Most Recent Balance Sheet, (B) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (C) all obligations evidenced by notes, bonds, debentures or similar instruments, (D) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) all capital lease obligations, (F) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (G) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (H) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     Section 4.7 Compliance with Applicable Law. Except as set forth in Section
                 ------------------------------                         -------
4.7 of the Company Disclosure Letter, the Company and its Subsidiaries are in
---
compliance in all respects with all applicable Laws and Orders of any Governmental Entity, and neither the Company nor any of its Subsidiaries has received notification of any asserted present or past failure to so comply. No investigation, review, inquiry, action, claim, demand or proceeding by any Governmental Entity with respect to the Company and its Subsidiaries is pending, or, to the knowledge of the Company, threatened. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, Orders, registrations and approvals from or of, have made all filings with, and have given all notices to, all Governmental Entities that are necessary for the operation of their businesses (the "Permits"). The Company and its Subsidiaries
                                    -------
are in substantial compliance with the terms of the Permits.

     Section 4.8 SEC Reports; Financial Statements. The Company has filed all
                 ---------------------------------
reports required to be filed by it with the SEC pursuant to the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act") since June 2, 1997
                                             --------------
(as such documents have been amended since the date of their filing, collectively, the "Company SEC Reports"). The Company SEC Reports, as of their
                   -------------------
respective filing dates, or if amended, as of the date of the last such amendment (a) complied with the requirements of the Exchange Act and the Securities Act and all rules and regulations promulgated thereunder applicable to such Company SEC Reports, and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Reports, including any financial statements included in any Company SEC Reports to be delivered prior to the Closing Date (collectively, the "SEC Financial Statements"), complied (or
                                        ------------------------
will comply, as the case may be) as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the then published rules and regulations of the SEC with respect thereto. The (i) SEC Financial Statements, (ii) unaudited consolidated balance sheet at May 31, 2000 and the related statement of income and cash flows of the Company and its Subsidiaries for the fiscal quarter then ended, (iii) the financial statements to be delivered pursuant to Section 6.13 hereof (collectively, the "Financial Statements"), have been prepared in accordance
                    --------------------
with United States generally accepted accounting principles ("GAAP") (except as
                                                              ----
may be indicated in the notes thereto) applied on a consistent basis and fairly present the consolidated financial position of Company and its Subsidiaries as of the respective dates thereof and the results of their consolidated operations and cash flows for the respective periods or as of the respective dates set forth therein (subject, in the case of the unaudited financial statements, to normal recurring year-end audit adjustments and the omission of footnote disclosure).

     Section 4.9  No Undisclosed Liabilities. Except as set forth in Section 4.9
                  --------------------------                         -----------
of the Company Disclosure Letter, there are no liabilities of the Company or its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, except for (a) liabilities accrued or reserved against the most recent balance sheet included in the Company SEC Report containing financial statements filed most recently on or prior to the date of this Agreement (the "Most Recent Balance Sheet"), (b)
                                          -------------------------
liabilities which have arisen after the date of the Most Recent Balance Sheet in the ordinary course of business consistent with past practice (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), (c) liabilities or obligations to perform or pay under the executory portion of any Contract of the Company or its Subsidiaries, (d) liabilities which are covered by insurance owned by the Company or any direct or indirect subsidiary thereof, except for any deductible applicable to such coverage, or
(e) liabilities, the failure of which to disclose on the Company Disclosure Letter would constitute a breach of any representations or warranties in this
Article IV but for any "knowledge" qualification contained therein.

     Section 4.10 Litigation. There is no action, claim, demand, suit or
                  ----------
proceeding pending or, to the knowledge of the Company, threatened, involving the Company or any of its Subsidiaries, by or before any court, arbitrator(s) or Governmental Entity except as set forth in Section 4.10 of the Company
                                           ------------
Disclosure Letter. None of the Company or any of its Subsidiaries is subject to any outstanding Orders.

     Section 4.11 Information in Disclosure Documents. None of the information
                  -----------------------------------
supplied or to be supplied in writing by the Company, or any of its officers, directors, employees, representatives or agents, specifically for inclusion or incorporation by reference in the Offer Documents, the Schedule TO, the Proxy Statement or other document to be filed with the SEC or any other Governmental Entity in connection with the transactions contemplated hereby (the "Other
                                                                     -----
Filings"), including any amendments or supplements thereto, at the respective
-------
times filed with the SEC or such other Governmental Entity or first published, sent or given to the Company's stockholders, and, in addition, in the case of the Proxy Statement, at the time of the Stockholders' Meeting, contained (or will contain) any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing, the Company does not make any representation or warranty with respect to the information that has been supplied by Parent or Acquisition Company or their officers, directors, employees, representatives or agents for inclusion or incorporation by reference in any of the foregoing documents.

     Section 4.12 Tax Matters.
                  -----------

          (a) Each of the Company and its Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All

Taxes owed by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid or accrued for on the Most Recent Balance Sheet. Except as set forth in Section 4.12 of the Company Disclosure Letter, none of the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim is pending by a Governmental Entity in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns. There are no Liens on any of the assets of any of the Company or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) There is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which the Company (or employees responsible for Tax matters of the Company and its Subsidiaries) has knowledge based upon personal contact with any agent of such authority. Section 4.12 of the Company Disclosure
                                          ------------
Letter lists those Tax Returns since 1996 that have been audited, and indicates those Tax Returns currently that are the subject of audit and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. The Company has delivered or made available to Parent correct and complete copies of all federal, state and foreign income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries since January 1, 1996. (d) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.


          (e) None of the Company and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. Except as set forth in
Section 4.12(e) of the Company Disclosure Letter, neither the Company nor any of
---------------
its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(1)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries has agreed or been requested to make any adjustment under Code Section 481(a), by reason of a change in accounting method or otherwise, which would have a material adverse effect on the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group within the meaning of Code Section 1504(a) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company or its Subsidiaries), as a transferee or successor, by contract, or otherwise. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees,
                             -----
levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other
-----------
information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

     Section 4.13  ERISA.
                   -----
          (a)  Each Company Plan and Foreign Benefit Plan is listed in Section
                                                                       -------
4.13(a) of the Company Disclosure Letter. Each "change in control" or similar
-------
provision contained therein is specifically identified on Section 4.13(a) of the
                                                          ---------------
Company Disclosure Letter. True and complete copies of all (i) Company Plans, Foreign Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Company Plans of Foreign Benefit Plans, and all amendments thereto; (ii) the three (3) most recent actuarial valuations, if any, prepared for each Company Plan or Foreign Benefit Plans;
(iii) the three (3) most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA (as hereinafter defined) or the Code in connection with each Company Plan or related trust; (iv) the most recent determination letters received from the Internal Revenue Service, if any, for each Company Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Plan; and (vi) all material communications within the twelve (12) month period preceding the Effective Time to any current or former employees of the Company and its Subsidiaries ("Employees") relating to each Company Plan or Foreign Benefit
               ---------
Plans have been provided or made available to Parent. Each Company Plan has been maintained and administered in compliance with its terms and with the requirements of all applicable laws and final regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. Each Company Plan that is an "employee pension benefit
  -----
plan" (as defined in Section 3(2) of ERISA) intended to be qualified under
Section 401(a) of the Code ("Pension Plan") has been determined by the Internal
                             ------------
Revenue Service to be so qualified (or is eligible to rely on a determination letter issued to a prototype sponsor) and no such determination has been revoked and the Company is not aware of any circumstances likely to result in such revocation. There is no material pending or threatened litigation commenced by or against the Company Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Company Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

          (b) With respect to the Company Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate (as hereinafter defined) can reasonably be expected to be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law, other than liabilities for benefits payable in the normal course of business. No Pension Plan of the Company or any ERISA Affiliate is, nor has any Pension Plan of the Company or any ERISA Affiliate ever been, subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA. Neither the Company, any of its Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan," within the meaning of Section 3(37) of ERISA, at any time on or after September 26, 1980. Neither the Company nor any of its ERISA Affiliates has any liability or obligation under any Company Plan to provide post-retirement welfare benefits to any employee or dependent other than as required by statute or regulation or has ever represented, promised or contracted (whether in oral or written form) to any Employee(s) that such Employee(s) would be provided with retiree health or life benefits other than as required by statute or regulation. All contributions required to be made under the terms of any Company Plan have been timely made or have been reflected on the audited Financial Statements of the Company.

          (c) All Foreign Benefit Plans are maintained and administered in compliance with their terms and all Laws applicable thereto. No unfunded liabilities exist with respect to any Foreign Benefit Plan.

          (d)  Except as set forth in Section 4.13(d) of the Company Disclosure
                                      ---------------
Letter, the consummation of the transaction contemplated by this Agreement will not (x) entitle any Employees of the Company or any of its Subsidiaries to severance pay under the terms of any Company Plans or Foreign Benefit Plans, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Company Plans or (z) result in any breach or violation of, or a default under, any of the Company Plans.

          (e)  Except as set forth in Section 4.13(e) of the Company Disclosure
                                      ---------------
Letter, any amount that could be received (whether in cash, property, or vesting of property), as a result of the transaction contemplated by this Agreement (including changes in status of the following individuals following such transaction), by any officer, director, employee or independent contractor of the Company or any of its Subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Company Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

          (f)  Except as set forth on Section 4.13(f) of the Company Disclosure
                                      ---------------
Letter, since January 1, 1996, each of the Company and its Subsidiaries (i) has correctly categorized all Employees as either employees or independent contractors for federal tax purposes, and is in compliance with all applicable federal, state and local laws, rules and regulations (domestic and foreign) respecting their employment, employment practices, labor, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any employment Taxes or any penalty for failure to timely provide or pay for such wages and employment Taxes; (iv) is not delinquent in making any required payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits for

Employees; and (v) has provided Employees with the benefits to which they are entitled pursuant to the terms of all Company Plans.

          (g)  As used herein, "Company Plan" means a "pension plan" (as defined
                                ------------
in Section 3(2) of ERISA), a "welfare plan" (as defined in Section 3(1) of ERISA), or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, holiday pay, vacation, severance, death benefit, sick leave, fringe benefit, insurance or other plan, change in control or employment agreement, or other arrangement or understanding relating to employment or the termination thereof, payroll practice or other employee benefit plan or policy, in each case established or maintained by the Company or any of its ERISA Affiliates within the sixty (60) month period ending on the Effective Time or to which the Company or any of its ERISA Affiliates has contributed within the sixty (60) month period ending on the Effective Time, excluding any such plan, arrangement or understanding established or maintained outside of the United States of America primarily for the benefit of employees residing outside the United States of America and not subject to the Laws of the United States (a "Foreign Benefit
                                                             ---------------
Plan"). "ERISA Affiliate" means any trade or business (whether or not
----     ---------------
incorporated) which is under common control or would be considered a single employer with such Person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

          (h)  Section 4.13 of the Company Disclosure Letter contains a list of
               ------------
all employment agreements with employees of the Company and/or any of its Subsidiaries.

     Section 4.14  Compliance with Worker Safety and Environmental Laws. The
                   ----------------------------------------------------
properties, assets and operations of the Company and its Subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the
                                             ------------------
protection and clean-up of the environment and activities or conditions related thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws"). With respect to such properties, assets
                ------------------
and operations, including any previously owned, leased or operated properties, assets or operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or any of its Subsidiaries that interfere with or prevent compliance or continued compliance with applicable Worker Safety Laws and Environmental Laws, and except as set forth in Section 4.14(a) of the Company Disclosure Letter, neither the Company
         ---------------
nor any of its Subsidiaries has any liabilities or contingent liabilities for any on-site or off-site release of hazardous materials under the Environmental Laws. Except as set forth in Section 4.14(b) of the Company Disclosure Letter,
                              ---------------
there are no underground storage tanks in or on any of the property presently or previously operated by the Company or any of its Subsidiaries.

     Section 4.15  Certain Events. Except as contemplated by this Agreement or
                   --------------
as disclosed in the Company SEC Reports for the period commencing on November 30, 1999 and ending on the date hereof, since November 30, 1999 until the Offer Closing, there have not been and shall not have been any events, occurrences or developments which, individually or in the aggregate, have had or would be reasonably likely to result in a Company Material Adverse Effect, except for general economic changes or changes that affect the industry of the Company or any Subsidiary generally, and changes in the Company's business after the date hereof attributable solely to actions taken by Parent or Acquisition Company. Since November 30, 1999 until the Offer Closing, or as provided for in this Agreement, there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any redemption or other acquisition by the Company of any Shares, except as set forth in Section 4.15 of the Company Disclosure
                                   ------------
Letter; (b) any split, combination or reclassification of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (c)(i) any granting by the Company or any of the Subsidiaries to any officer or key employee of the Company or any of the Subsidiaries of any increase in compensation, except in the ordinary course of business or as was required under employment agreements set forth on Section 4.15 of the Company
                                                  ------------
Disclosure Letter or (ii) any entry into, or amendment or modification to, by the Company or any Subsidiary, any employment, severance or termination agreement with any such officer of key employee or any grant by the Company or any Subsidiary to any such officer or key employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements set forth on Section 4.15 of the Company Disclosure
                                    ------------
Letter or any adoption, amendment or modification to any bonus, profit sharing, severance, incentive or other Company Plan for the benefit of any officers, directors or employees of the Company or any of its Subsidiaries; (d) any damage, destruction or loss, whether or not covered by insurance, that has had or would be reasonably likely to have a Company Material Adverse Effect; (e) any change in accounting methods, principles or practices by the Company or any Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles; (f) any delay or postponement of the payment of accounts payable and other liabilities outside the ordinary course of business consistent with past practice by the Company or its Subsidiaries; (g) any entry by the Company or any of its Subsidiaries into any transaction with, any of its directors, officers and employees outside the ordinary course of business consistent with past practice; or (h) any making of any other change in the employment terms for any of the directors, officers and employees of the Company or any of its Subsidiaries except in the case of non-officer employees in the ordinary course of business consistent with past practice.

     Section 4.16  Patents and Other Proprietary Rights. The Company and its
                   ------------------------------------
use all patents, trademarks, service marks, trade names, copyrights, trade secrets, know how, service marks and other intellectual property rights necessary to carry on their respective businesses (collectively, the "Company
                                                                      -------
Intellectual Property").
---------------------

          (a) Each item of Company Intellectual Property owned or used by any of the Company and its Subsidiaries immediately prior to the Offer Closing will be owned or available for use by the Company or the Subsidiary on identical terms and conditions immediately subsequent to the Offer Closing. Each of the Company and its Subsidiaries has taken all necessary action to maintain and protect each item of Company Intellectual Property that it owns or uses.

          (b) Since December 31, 1996, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and neither the Company nor any of its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Company and its Subsidiaries must license or refrain from using any intellectual property rights of any third party). Except as set forth on
Section 4.16(b) of the Company Disclosure Letter, to the knowledge of any of the
---------------
Company, since December 31, 1996 no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Company Intellectual Property rights.

          (c)  Section 4.16(c) of the Company Disclosure Letter identifies
               ---------------
each patent or registration which has been issued to the Company or any of its Subsidiaries with respect to any of the Company Intellectual Property, identifies each pending patent application or application for registration which the Company or any of its Subsidiaries has made with respect to any of the Company Intellectual Property, and identifies each license, agreement, or other permission which any of the Company or any of its Subsidiaries has granted to any third party with respect to any of the Company Intellectual Property (together with any exceptions). The Company has delivered or made available to Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).
Section 4.16(c) of the Company Disclosure Letter also identifies each registered
---------------
trademark used by the Company and any of its Subsidiaries in connection with any of their respective businesses. Except as otherwise disclosed in Section 4.16(c)
                                                                 ---------------
of the Company Disclosure Letter, with respect to each item of Company Intellectual Property required to be identified in Section 4.16(c) of the
                                                   ---------------
Company Disclosure Letter:

                    (i) the Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

                    (ii)  the item is not subject to any outstanding Order; and

                    (iii) none of the Company or its Subsidiaries is bound by any agreement to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (d)  Section 4.16(d) of the Company Disclosure Letter identifies each
               ---------------
item of Company Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Company has delivered to Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as discussed in Section 4.16(d) of the Company
                                             ---------------
Disclosure Letter, with respect to each item of Company Intellectual Property required to be identified in Section 4.16(d) of the Company Disclosure Letter:
                             ---------------

                    (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (ii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

                    (iii) neither the Company nor any of its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (e) To the knowledge of the Company, neither the Company nor any of its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of its businesses as presently conducted.

     Section 4.17  Real Property.
                   -------------
          (a)  Title. The Company and/or its Subsidiaries, as the case may be,
               -----
has good and marketable fee and leasehold title, as applicable, to the real property described on Section 4.17 of the Company Disclosure Letter
                      ------------
(collectively, the "Property") subject only to the Permitted Encumbrances
                    --------
(hereinafter defined). The Property is all the real property owned or leased by the Company and/or its Subsidiaries, as applicable.

          (b)  Leases. There are no leases, subleases, tenancies, licenses or
               ------
other the Property in effect on the date hereof other than those listed on
Section 4.17 of the Company Disclosure Letter (collectively, "Leases"). The
------------                                                  ------
Company and/or its Subsidiaries, as the case may be, has heretofore delivered or made available to Parent true and complete copies of each of the Leases. Each of the Leases is presently in full force and effect. The Company and/or its Subsidiaries, as the case may be, has performed all obligations required to be performed by it under the Leases and is not in default under any Lease. No landlord under any of the Leases is currently in default or has been in default within the past twelve (12) month under the respective Lease. There are no parties in possession or parties who have a right to possess the Property or any portion thereof other than the Company and/or its Subsidiaries, as the case may be. There are no brokerage or leasing commissions or other compensation agreements binding on the Company or any of its Subsidiaries.

          (c)  Assignments and Guaranties.  Neither the Company nor any of its
               --------------------------
Subsidiaries has assigned or guaranteed any lease of real property (except for leases by the Company to any of its Subsidiaries).

          (d)  Defaults. No default or breach exists under any covenant,
               --------
condition restriction, right of way, easement, mortgage, deed of trust, Lien or license affecting the Property, or any portion thereof.

          (e)  Assessments. Neither the Company nor any of its Subsidiaries has
               -----------
received a notice that any portion of the Property is subject to any proposed or pending special assessments.

          (f)  Condemnation. There is no pending, nor to be the knowledge of the
               ------------
Company, threatened, condemnation or eminent domain proceeding affecting any portion of the Property.

          (g)  Permits. The Company and its Subsidiaries possess all permits,
               -------
certificates of occupancy, licenses and approvals necessary or useful to occupy the Property and conduct their respective businesses thereon as currently conducted, and all such permits have been fully paid for and are in full force and effect.

          (h)  Defects. Neither the Company nor any of its Subsidiaries has
               -------
actual knowledge of any latent defects in either the structural components or the electrical, HVAC, plumbing, mechanical or security systems of any Property that would cost more than Fifty Thousand Dollars ($50,000) per site to repair or remedy such defects, or more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for all of the Property to repair. As used herein, a "latent defect" is one that would not normally be discovered by reasonable and customary inspection of the Property.

          (i)  Access. All means of access to the Property (i) are permanent and
               ------
no special access or other permits from the applicable Governmental Entities are required to operate and maintain such means of access, and (ii) are obtained from public streets, sidewalks, alleys or other public space without the need for easements, rights-of-way, or licenses, or across lands or premises not included within the Property.

          (j)  Binding Commitments. Neither the Company nor any of its
               -------------------
Subsidiaries has made or will make any commitments or representations to the applicable Governmental Entities, any adjoining or surrounding property owners, any civic association, any utility, or any other Person that would in any manner be binding upon Parent, Acquisition Company or the Property. To the knowledge of the Company, no such commitments or representations were made by any of the Company's or its Subsidiaries' predecessors in title.

          (k)  Compliance with Laws. To the best of the Company's and its
               --------------------
Subsidiaries' knowledge, the Property is in compliance with all applicable Laws and Orders. No improvements on the Property constitute non-conforming structures under applicable zoning laws, and the present use of the Property is not a non conforming use, a use permitted by variance or special exception or a use permitted pursuant to any conditions that have not been fully performed. Neither the Company nor any of its Subsidiaries has received a notice of any violations or pending zoning change from any Governmental Entity.

     Section 4.18  State Takeover Statutes. The restrictions contained in
                   -----------------------
Section 203 of the DGCL are not applicable to the Offer, the Merger or the other transactions contemplated by this Agreement, and no other state takeover statute is applicable to the Offer, the Merger or the other transactions contemplated by this Agreement. The Board of Directors of the Company has taken all actions necessary in order that the shareholders rights plan adopted by the Company on May 12, 2000 is not applicable to the Offer, the Merger or the other transactions contemplated by this Agreement.

     Section 4.19  Brokers or Finders. The Company represents, as to itself, its
                   ------------------
Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except

Benedetto, Gartland & Company, Inc. and Friedman Billings Ramsey & Co., Inc., whose fees and expenses shall be paid by the Company in accordance with the Company's agreement with such firm, a true and complete copy of which has heretofore been furnished to Parent or Acquisition Company.

     Section 4.20  Opinion of Financial Advisor. The Board of Directors of the
                   ----------------------------
Company has received the opinions of Benedetto, Gartland & Company, Inc. and Friedman Billings Ramsey & Co., Inc., dated the date of this Agreement, to the effect that, as of such date, the Offer Price is fair, from a financial point of view, to the stockholders of the Company. A written copy of such opinion has been delivered by the Company to Parent.

     Section 4.21  Vote Required. If the Short Form Condition is not met, the
                   -------------
affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the "Stockholders' Approval") is the only vote of the
                               ----------------------
holders of the Company's capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby and to approve the Merger. If the Short Form Condition is met, no such Stockholders' Approval will be required.

     Section 4.22  Deposit and Disbursement Accounts. The Company has
                   ---------------------------------
heretofore provided to Parent lists of all banks and other financial institutions at which either the Company or any of its Subsidiaries maintains deposits and/or other accounts as of the Closing Date including the name of each depository, the name in which the account is held and the complete account number.

     Section 4.23  Year 2000 Compliance. To the extent materially necessary to
                   --------------------
operate the business of the Company, all computer hardware, software, databases, systems and other computer equipment (collectively, "Software") used by the
                                                     --------
Company or the Subsidiaries can be used during and after the calendar year 2000, and shall operate during each such time period, without error relating to the processing, calculating, comparing, sequencing or other use of date data, except to the extent that a failure to do so would not reasonably be expected to have a Company Material Adverse Effect.

     Section 4.24  Title to Assets; Tangible Assets.
                   --------------------------------
          (a) The Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the personal property and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet, free and clear of all Liens, except for Permitted Encumbrances.

          (b) The Company and its Subsidiaries own or lease all buildings, machinery, equipment, and other tangible assets necessary for the conduct of their businesses as presently conducted, except as disclosed in Section 4.24 of
                                                                ------------
the Company Disclosure Letter. Each such tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear).

     Section 4.25 Contracts. Section 4.25 of the Company Disclosure Letter lists
                  ---------  ------------
the following written Contracts to which the Company or any of its Subsidiaries is a party on the date hereof:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve total consideration in excess of $500,000, and any agreement for the purchase of a chauffeured vehicle service business that involves total consideration in excess of $500,000;

          (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $100,000, including any capital lease obligation, or under which it has imposed a Lien on any of its assets, tangible or intangible;

          (d) any agreement concerning confidentiality, noncompetition or any other similar agreement which restricts or may hereafter restrict the geographic or operational scope of the business of the Company or any of its Subsidiaries or the ability of the Company or any of its Subsidiaries to enter into new lines of business;

          (e) any collective bargaining agreement;

          (f) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $75,000 or providing severance benefits;

          (g) any agreement under which it has advanced or loaned in an amount in excess of $25,000 to any of its directors, officers, and employees outside the ordinary course of business consistent with past practices;

          (h) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $250,000.

     The Company has delivered or made available to Parent a correct and complete copy of each written agreement listed in Section 4.25 of the Company
                                                  ------------
Disclosure Letter (as amended to date).  With respect to each such agreement:
(i) the agreement is legal, valid, binding, enforceable, and in full force and effect, except that such enforceability (x) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (y) is subject to general principles of equity; (ii) except as disclosed in Section 4.25 of the Company
                                                  ------------
Disclosure Letter, the agreement does not require the Consent of the other contracting party to the transactions contemplated hereby; (iii) to the Company's knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time or both would constitute such a breach or default, or permit termination, modification, or acceleration, under the agreement; (iv) to the Company's knowledge, no party has repudiated any provision of the agreement; and (v) no 280G liability under the Code would be triggered under such agreement in connection with the transactions contemplated by this

Agreement, except as disclosed in Section 4.25 of the Company Disclosure
                                  ------------
Letter. There are no oral material agreements to which the Company or any of its Subsidiaries is a party.

     Section 4.26 Insurance.  Section 4.26 of the Company Disclosure Letter sets
                  ----------  ------------
forth a complete and correct list of all insurance policies (other than welfare benefit insurance policies) which are held by the Company or its Subsidiaries as of the date hereof, which name the Company or its Subsidiaries as an insured (or loss payee). Except as set forth on Section 4.26 of the Company Disclosure
                                    ------------
Letter, all such insurance policies are in full force and effect and neither the Company nor any of its Subsidiaries has received written notice of cancellation of any such insurance policies. With respect to each such insurance policy:

          (a) the policy is legal, valid, binding and enforceable;

          (b) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect following the consummation of the transactions contemplated hereby;

          (c) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred, to the Company's knowledge, which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy;

          (d) to the Company's knowledge, no party to the policy has repudiated any provision thereof; and

          (e) no notice of termination or notice of work/changes required to continue the insurance at present premium levels has been received by the Company or any of its Subsidiaries.

     Section 4.27 Expenses. The Company and its Subsidiaries have not incurred or agreed to incur Company Expenses in excess of $5,000,000 (the "Company
                                                                  -------
Expense Cap"). As used herein "Company Expenses" shall mean the expenses
-----------
incurred and to be incurred by the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement, including the Offer and the Merger (including but not limited to any prepayment fees on outstanding debt, broker, consultant and advisory fees, accountants' and legal fees, internal out-of-pocket expenses of the Company, transaction bonuses to employees or directors, directors' fees in connection with such transactions, any fees and expenses associated with termination of Affiliated Transactions, Securities Laws Compliance Fees and amounts payable pursuant to Section 4.19), but excluding fees, expenses and payments (i) due upon the Offer Closing under the Contracts listed on Section 4.27 of the Company Disclosure Letter, (ii) resulting from
          ------------
circumstances arising after the date hereof beyond the reasonable control of the Company, such as governmental intervention or delay or governmental or third party litigation or an unsolicited Acquisition Proposal and (iii) made or required to be made in connection with the Financings. Section 4.27 of the
                                                       ------------
Company Disclosure Letter lists all of the Company Expenses known as of the date hereof, the obligee or payee thereof and those parties that have entered into agreements with the Company, with respect to the Company Expenses (as in effect on the date hereof, the "Expense Agreements"). Each Expense Agreement is in full force and
             ------------------
effect as of the date hereof.

     Section 4.28  Employees. To the knowledge of the Company, no executive, key
                   ---------
employee, or group of employees has any plans to terminate employment with any of the Company and its Subsidiaries. Except as set forth in Section 4.28 of the
                                                            ------------
Company Disclosure Letter, none of the Company or its Subsidiaries is a party to or bound by any collective bargaining agreement by and between the Company or any of its Subsidiaries and the duly authorized representatives of the employees of the Company or its Subsidiaries nor has any of them experienced with respect to its employees or independent contractors any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Neither the Company nor any of its Subsidiaries has committed any unfair labor practice. Except as set forth in Section 4.28 of the Company Disclosure Letter, the
                       ------------
Company has no knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company and its Subsidiaries. All payments due from the Company and its Subsidiaries for employee health and welfare insurance have been paid or accrued as a liability on the books of such Company or Subsidiary.

     Section 4.29  [Reserved].
                   ----------

     Section 4.30  Notes and Accounts Receivable.
                   -----------------------------

     All notes and accounts receivable of the Company and its Subsidiaries have arisen from arm's length bona fide transactions and are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of the Company and its Subsidiaries.

     Section 4.31  Certain Business Relationships with the Company and its
                   -------------------------------------------------------
Subsidiaries. Except as set forth in Section 4.31 of the Company Disclosure
------------
Letter, none of the officers or directors of the Company or any of its Subsidiaries or any of their respective Affiliates has been involved in any business arrangement or relationship with the Company or its Subsidiaries within the past 12 months, and none of the officers or directors of the Company or any of its Subsidiaries or any of their respective Affiliates owns any asset, tangible or intangible, which is used in the business of any of the Company and its Subsidiaries (all of the foregoing being "Affiliated Transactions").
                                              -----------------------

     Section 4.32  Major Customers.
                   ---------------
          (a) Major Customers. Section 4.32(a) of the Company Disclosure Letter
              ---------------  ---------------
contains a list of the ten largest customers of the Company for each of the two
(2) most recent fiscal years and of its Subsidiaries for the most recent fiscal year (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. As of the date of this Agreement, the Company has no knowledge that any of the customers listed on Section 4.32(a) of the Company Disclosure Letter will
                        ---------------
not continue to be
customers of the Company after the Merger Closing at substantially the same level of revenues as heretofore.

          (b)  Independent Operators; Licensees.  Section 4.32(b) of the Company
               --------------------------------   ---------------
Disclosure Letter contains, as of the date hereof, (i) a list of all Persons that currently act as independent operators (each an "IO"), licensees
                                                      --
("Licensees") or "affiliates" of the Company or any Subsidiary thereof pursuant
  ---------
to a Contract with the Company or otherwise; and identifies those Persons with whom the Company currently has a written Contract, and (ii) a description of all material oral Contracts with any such Person who provides similar services or roles. The Company has paid all commissions and all other amounts due any IO or Licensee where the failure to pay such amount would cause such obligation to be in default of the Company's Contract with such IO or Licensee. Except as set forth on Section 4.32(b) of the Company Disclosure Letter, the Company has not
         ---------------
terminated any IO or Licensee in the last twelve months. Except as set forth on
Section 4.32(b) of the Company Disclosure Letter, each IO and Licensee which has
---------------
been terminated in the last twelve months (i) has been paid all commissions and all other amounts due such IO or Licensee which were accrued in the ordinary course, (ii) was terminated in accordance with all applicable Laws and with any Contract the Company had with such IO or Licensee and (iii) is not currently involved in any dispute with the Company relating to such termination. The Company has delivered or made available to Parent sample copies of all written Contracts with Persons who currently act as IOs, Licensees and "affiliates" of the Company or any Subsidiary thereof.

     Section 4.33  Warranties. Section 4.33 of the Company Disclosure Letter
                   ----------  ------------
contains a true, correct and complete copy of the Company's standard warranties, guarantees or indemnities with respect to the performance of services by or on behalf of the Company or any of its Subsidiaries (including applicable guaranty, warranty and indemnity provisions) and, except as stated therein or as otherwise required by applicable law, there are no warranties, guarantees, commitments or obligations with respect thereto.

                                   ARTICLE V


                       REPRESENTATIONS AND WARRANTIES OF
                        PARENT AND ACQUISITION COMPANY
                        ------------------------------

     Except as set forth in the schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter") and
                                               ------------------------
making reference to the particular section of this Agreement to which exception is being taken, Parent and Acquisition Company represent and warrant to the Company as follows:

     Section 5.1  Organization and Qualification.  Each of Parent, Acquisition
                  ------------------------------
Company and Acquisition Company Sub is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent, Acquisition Company and Acquisition Company Sub has the requisite power and authority to own, operate or lease its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction in which the nature of its business or the properties owned, operated or leased by it makes such qualification, licensing or good standing necessary.

     Section 5.2  Authority, Validity and Effect of Agreements. Each of Parent,
                  --------------------------------------------
Acquisition Company and Acquisition Company Sub has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent, Acquisition Company and Acquisition Company Sub and the consummation by Parent, Acquisition Company and Acquisition Company Sub of the transactions contemplated hereby have been duly and validly authorized and approved by the members of the Boards of Directors, as the case may be, of Parent, Acquisition Company and Acquisition Company Sub and no other proceedings on the part of Parent or Acquisition Company or Acquisition Company Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent, Acquisition Company and Acquisition Company Sub and, assuming the due and valid authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent, Acquisition Company and Acquisition Company Sub enforceable against each of them in accordance with its respect terms.

     Section 5.3  No Conflict; Required Filings and Consents.
                  ------------------------------------------

          (a) None of the execution and delivery of this Agreement by Parent, Acquisition Company or Acquisition Company Sub, the consummation by Parent, Acquisition Company or Acquisition Company Sub of the transactions contemplated hereby or the compliance by Parent, Acquisition Company or Acquisition Company Sub with any of the provisions hereof will: (i) conflict with or violate the organizational documents of Parent, Acquisition Company or Acquisition Company Sub; (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent, Acquisition Company or Acquisition Company Sub, or any of their subsidiaries, or by which any of them or any of their respective properties or assets may be bound or affected; or
(iii) result in a Violation pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Acquisition Company or Acquisition Company Sub, or any of their respective subsidiaries, is a party or by which any of their respective properties or assets may be bound or affected.

          (b) None of the execution and delivery of this Agreement by Parent, Acquisition Company and Acquisition Company Sub, the consummation by Parent, Acquisition Company and Acquisition Company Sub of the transactions contemplated hereby or the compliance by Parent, Acquisition Company and Acquisition Company Sub with any of the provisions hereof will require any Consent of any Governmental Entity, except for: (i) compliance with any applicable requirements of the Exchange Act; (ii) the filing of the Certificate of Merger pursuant to the DGCL; and (iii) compliance with the HSR Act.

     Section 5.4  Information. None of the information supplied or to be
                  -----------
supplied in writing specifically by Parent, Acquisition Company and Acquisition Company Sub for inclusion in (a) the Offer Documents; (b) the Proxy Statement; or (c) the Other Filings will, at the respective times filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to the Company's stockholders, at the time of the Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 5.5  Sufficient Funds.  Parent is a newly formed entity which has
                  ----------------
conducted no business other than in connection with the transactions contemplated by this Agreement. Parent has entered into equity commitment letters with VIP Holdings, LLC, an affiliate of Chartwell Investments II, LLC, and with Ford Motor Company (collectively, the "Equity Commitment Letters"),
                                                -------------------------
copies of which have been delivered or made available to the Company. Acquisition Company has entered into a bank commitment letter with First Union National Bank, First Union Securities, Inc., Fleet National Bank and Fleet Boston Robertson Stephens Inc. and a subordinated debt commitment letter with GarMark Advisors L.L.C. and First Union Investors, Inc. (collectively, the "Bank
                                                                            ----
Commitment Letters"), copies of which have been delivered or made available to
------------------
the Company, pursuant to which the Company is to obtain, subject to the terms and conditions therein, funds which, together with the Capital Contribution to be received by Acquisition Company, shall be sufficient to consummate the transactions contemplated hereby, and to pay off the Existing Senior Credit Facility (assuming the Company's Indebtedness and available cash as of the Offer Closing are not materially different than those reflected on the Most Recent Balance Sheet) and to pay all related fees and expenses (the "Financings").
                                                              ----------
Parent has delivered true, correct and complete copies of the Equity Commitment Letters and Bank Commitment Letters to the Company. As of the date hereof, each of the Equity Commitment Letters and Bank Commitment Letters is in full force and effect and has not been amended or terminated. As of the date hereof, the Parent is not aware of any condition or event that would cause any of the funds to be made available under the Equity Commitment Letters or the Bank Commitment Letters not to be funded in accordance with their respective terms.

     Section 5.6  Brokers. Except for the engagement of Chartwell Investments II
                  -------
LLC, none of Parent, Acquisition Company, Acquisition Company Sub nor any of their respective subsidiaries, officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement for or with respect to which the Company is or might be liable.

     Section 5.7  Acquisition Company.
                  -------------------

          (a) Parent owns all of the outstanding capital stock of Acquisition Company. Acquisition Company owns all the outstanding capital stock of Acquisition Company Sub. At all times prior to the Merger, no Person other than Parent has owned, or will own, any of the outstanding capital stock of Acquisition Company. Acquisition Company was formed by Parent solely for the purpose of engaging in the transactions contemplated by this Agreement.

          (b) There are not as of the date of this Agreement, and there will not be at the Effective Time, any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Acquisition Company or Acquisition Company Sub is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of its capital stock.

          (c) As of the date of this Agreement and the Effective Time, except for obligations incurred in connection with this Agreement or the transactions contemplated hereby, neither Acquisition Company nor Acquisition Company Sub has or will have incurred, directly or indirectly through any other corporation, any obligations or liabilities of any kind or engaged in any activities of any type of kind whatsoever or entered into any arrangement or arrangements with any Person.

                                  ARTICLE VI

                                   COVENANTS
                                   ---------

     Section 6.1 Conduct of Business of the Company. Except as required by this
                 ----------------------------------
Agreement or with the prior written consent of Parent, from the date of this Agreement until the earlier of the date the Shares are accepted for purchase by Acquisition Company or the Company in the Offer (the "Acceptance Date") (or such
                                                      ---------------
later date that the Board of Directors shall be reconstituted pursuant to
Section 1.3(a)) or the termination of this Agreement, the Company shall and shall cause each of its Subsidiaries to conduct its operations only in the ordinary and usual course of business in a manner consistent with past practice and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its commercially reasonable efforts to preserve in all material respects its business organization intact and maintain its existing relations with customers, suppliers, employees, IO's, Licensees and business associates. Without limiting the generality of the foregoing, and except as otherwise required or contemplated by this Agreement or as set forth in Section
                                                                        -------
6.1 of the Company Disclosure Letter, the Company shall not, and shall not
---
permit any of its Subsidiaries to, until the earlier of the termination of this Agreement or the Acceptance Date, without the prior written consent of Parent:

          (a) amend its certificate/articles of incorporation, bylaws or similar organizational documents;

          (b) acquire, sell, lease or dispose of any assets in excess of $500,000, other than in the ordinary and usual course of business and consistent with past practice, or acquire any chauffeured vehicle service businesses that involve, in the aggregate, total consideration in excess of $5,000,000 (provided, that Parent shall be notified not later than ten (10) Business Days
 --------  ----
prior to any such acquisition or the execution of any binding agreement to make any such acquisition, without regard to the amount of consideration involved);

          (c) incur or modify any Indebtedness, other than in the ordinary and usual course of business and consistent with past practice;

          (d) issue, reissue or sell or authorize the issuance, reissuance or sale of any Company Securities other than the issuance of Shares pursuant to the exercise of Company Options outstanding on the date hereof (and that are disclosed in Section 4.3 hereof);

          (e) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any class or series of its capital stock, except for dividends between the Company and any Subsidiary which is wholly-owned by the Company, and except as disclosed in Section 6.1(e) of the Company Disclosure Letter;
             --------------

          (f) split, combine, subdivide, reclassify or, directly or indirectly, redeem, purchase or otherwise acquire, recapitalize or reclassify, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other shares or liquidate in whole or in part;

          (g) except as required by Law, (i) enter into, amend or extend any employment, collective bargaining, severance or termination agreement, (ii) grant any increase in severance or termination pay to, any officers, directors or employees, (iii) increase the compensation of any of its directors or officers, or increase the compensation of any other Employees outside the ordinary course of business consistent with past practice, (iv) adopt, amend, modify, or terminate any bonus, profit-sharing, incentive, severance, or other plan, Contract, or commitment for the benefit of any of its directors, officers, and Employees (or take any such action with respect to any other Company Plan or Foreign Benefit Plan), or (v) make any other change in employment terms for any of its directors, officers, and employees.

          (h) (i) except as may be required or contemplated by this Agreement, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than wholly-owned Subsidiaries of the Company), except in the ordinary and usual course of business and consistent with past practices, (ii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned Subsidiaries of the Company), other than in the ordinary and usual course of business or (iii) make capital expenditures (either commitments or payments) in excess of an aggregate of $1,000,000 with respect to new projects (excluding for purposes hereof, any projects under Contracts listed in Section 4.25 of the Company Disclosure Letter);
   ------------

          (i) change any accounting methods, principles or practices materially affecting its assets, liabilities or business, except insofar as may be required by a change in GAAP;

          (j) make any material Tax election or settle or compromise any material income Tax liability;

          (k) settle or compromise any claim (including in arbitration) or litigation involving payments by the Company or any of its Subsidiaries in excess of $100,000 individually, or $250,000 in the aggregate, which is not subject to insurance reimbursement;

          (l) enter into any Contract (or series of related Contracts) either involving more than $250,000 or other than in the ordinary course of business consistent with past practice (other than as expressly permitted by another subsection of this Section 6.1);

          (m) postpone the payment of accounts payable and other liabilities outside the ordinary course of business consistent with past practice;

          (n) enter into any Affiliated Transactions (whether or not otherwise permitted under this Section 6.1);

          (o) authorize or permit any exercise of Company Options pursuant to a cashless exercise or by issuance of a note in payment of the exercise price, except immediately prior to the Merger Closing or to the extent that the instruments or agreements giving rise to the Company Options expressly permit the holder to elect such method of payment without any further consent of the Company; or

          (p) authorize or agree in writing or otherwise to take any of the foregoing actions.

     Section 6.2  Access to Information. From the date hereof until the earlier
                  ---------------------
of the termination of this Agreement or the Effective Time, the Company will, and will cause the Subsidiaries, and each of its and their respective officers, directors, employees, counsel, advisors financing sources and other representatives (collectively, the "Company Representatives") to (a) provide
                                    -----------------------
Parent and Acquisition Company and their respective officers, employees, counsel, advisors, financing sources and representatives (collectively, the "Parent Representatives") access, during normal business hours and upon
 ----------------------
reasonable notice, to the offices and other facilities and to the books, records, financial statements and other documents and materials relating to the financial condition, assets and liabilities of the Company and its Subsidiaries, and will permit Parent and Acquisition Company to make inspections of such as either of them may reasonably require; (b) at Parent's expense, furnish Parent, Acquisition Company and the Parent Representatives, to the extent available, with such other information with respect to the business of the Company and the Subsidiaries as Parent and Acquisition Company may from time to time reasonably request; and (c) confer and consult with the Parent Representatives, as Parent may reasonably request, to report on operational matters, financial matters and the general status of ongoing business operations of the Company; provided,
                                                                  --------
however, that all requests for such access, inspection, information or
-------
consultations pursuant to this Section 6.2 shall be made through Vincent Wolfington, Don Dailey or David Haedicke, or such other person as they shall designate in writing to Parent, and shall be conducted in such manner as will not unreasonably interfere with the Company's relationships with its employees, customers, IOs, Licensees and vendors. Unless otherwise required by Law and except as is necessary to disseminate the Offer Documents, Parent and Acquisition Company will, and will cause the Parent Representatives to hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Parent, Acquisition Company or the Parent Representatives, in accordance with the Confidentiality Agreement, dated as of February 18, 2000 between Parent and the Company (the "Confidentiality Agreement") Nothing in this Section 6.2 shall require any party
 -------------------------
or any of its Subsidiaries to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or would contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     Section 6.3  Further Assurances. Each of the parties hereto shall use its
                  ------------------
reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, including, without limitation, the Offer, and the Merger, which efforts shall include, without limitation, Parent, Acquisition Company and, as Parent may reasonably request, the Company using their commercially reasonable efforts, subject to
Section 6.12 hereof, to enter into definitive financing arrangements with respect to the Financing described in the Bank Commitment Letters; provided,
                                                                   --------
that, without Acquisition Company's prior written consent, the Company shall not
----
enter into any definitive financing agreement which contains terms that differ in any material respect from those terms expressly set forth in the Bank Commitment Letters. If at any time after the Effective Time any other action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all such necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party for such purposes or otherwise to consummate and make effective the transactions contemplated hereby. In addition, if at any time prior to the Effective Time any event or circumstance relating to either the Company or Parent or Acquisition Company or any of their respective Subsidiaries should be discovered by the Company or Parent, as the case may be, and which should be set forth in an amendment to the Offer Documents, the discovering party will promptly inform the other party of such event or circumstance and promptly take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to the shareholders of the Company, in each case as to the extent required by applicable Law. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, the proper officers and directors of each party to this Agreement, as the case may be, shall take all such necessary action. Each of the parties agrees to use commercially reasonable efforts to cause the Merger (if not accomplished pursuant to Section 253 of the DGCL) to be treated as a recapitalization for financial accounting purposes; provided, that,
                                                                 --------  ----
this sentence shall not require any stockholder of the Company to accept any different consideration in type or amount than set forth in this Agreement).

     Section 6.4  Consents.
                  --------

          (a) Each of the parties will use its commercially reasonable best efforts to obtain as promptly as practicable all Consents of any Governmental Entity or any other Person required in connection with the consummation of the transactions contemplated by the Offer, the Merger and this Agreement and all Consents listed on Section 4.6(c) of the Company Disclosure Letter.
                   -------------

          (b) The parties hereto shall take all actions necessary to file as soon as practicable all notifications, filings, and other documents required to obtain all Consents or waivers, including, without limitation, under the HSR Act, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other Governmental Entity for additional information or documentation in connection therewith.

          (c) The Company shall give prompt notice to Parent of the occurrence of any Company Material Adverse Effect. Each of the Company and Parent shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or, with the lapse of time would cause, any condition to the consummation of the Offer or the Merger not to be satisfied.

          (d) Any party hereto shall promptly inform the others of any material communication from the United States Federal Trade Commission, the Department of Justice or any other domestic or foreign government or Governmental Entity regarding any of the transactions contemplated by this Agreement. If any party or any Affiliate thereof receives a request for additional information or documentary material from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. Parent will advise the Company promptly in respect of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other domestic or foreign Governmental Entity in connection with the transactions contemplated by this Agreement.

     Section 6.5  Publicity. The initial press releases with respect to the
                  ---------
execution of this Agreement shall be acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release with respect to the Merger, the Offer, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties, except as may be required by law.

     Section 6.6  Employee Matters.
                  ----------------

          (a) The Surviving Corporation shall honor, in accordance with their terms, and shall make required payments when due under, all Company Plans maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party (including, but not limited to, employment, incentive and severance agreements and arrangements), that are applicable with respect to any employee, director or stockholders of the Company or any of its Subsidiaries (whether current, former or retired) or their beneficiaries; provided, however, that the foregoing shall not preclude
                     --------  -------
the Surviving Corporation from amending or terminating any such Company Plan in accordance with its terms.

          (b) As of the date hereof, employees of the Company shall no longer be given the opportunity to purchase shares of Company Common Stock pursuant to the Company's Company Option Plans (other than pursuant to Plan Options presently outstanding). The Company shall provide its employees with any requisite notices of the termination of such opportunity on a timely basis.

     Section 6.7  No Solicitation.
                  ---------------

          (a) Except as otherwise expressly provided in this Section 6.7, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' officers, directors, employees or agents to, directly or indirectly, solicit, participate in or initiate discussions or negotiations with, or provide any non-public information to any Person (other than Parent, Acquisition Company or any of their Affiliates or representatives) (a "Third Person") concerning any proposal or inquiry relating to any merger, consolidation, tender offer, exchange offer, sale of all or substantially all of the Company's assets, sale of shares of capital stock or similar business combination transaction involving the Company or any principal operating or business unit of the Company or its Subsidiaries (an "Acquisition Proposal"). In
                                                      --------------------
the event that, after the date of this Agreement and prior to the purchase of shares of Company Common Stock pursuant to the Offer, the Board of Directors receives an unsolicited written Acquisition Proposal and the Board of Directors determines, in good faith and after consultation with its financial advisor and legal counsel, that the failure to do so would be inconsistent with the Board of Directors' fiduciary duties to the Company's stockholders under applicable Law, the Board of Directors may do one or more of the following: (w) withdraw, modify or change the Board of Directors' approval or recommendation of this Agreement, the Offer or the Merger, (x) approve or recommend to the Company's stockholders an Acquisition Proposal, (y) engage in discussions and negotiations related thereto (subject to the provisions of this Section 6.7), and (z) terminate this Agreement upon compliance with Section 8.1(c). The Board of Directors shall not take the action described in clause (w), (x), (y) or (z) above until after the Board of Directors shall have given Parent written notice stating the Board of Directors' proposed conduct hereunder and setting forth the information specified in Section 6.7(c) hereof with respect to any Acquisition Proposal which the Board of Directors intends to negotiate, accept or recommend. Notwithstanding anything contained in this Agreement to the contrary, the exercise of the Company's or its Board of Directors' rights under this Section
6.7 shall not constitute a breach of this Agreement by the Company. Nothing in this Section 6.7(a) shall prevent the Board, after prior written notice thereof to Parent, from furnishing information to a Third Person which has made a bona fide Acquisition Proposal that the Board reasonably determines may lead to a Superior Proposal and that was not solicited in violation of this Agreement, provided that, with respect to any Person that is not currently party to a
-------- ----
confidentiality agreement with the Company, such Person has executed an agreement with confidentiality, standstill and other provisions substantially similar to those then in effect between the Company and Parent. "Superior
                                                                 --------
Proposal" means any proposal made by a Third Person to acquire, directly or
--------
indirectly, for consideration consisting of cash and/or securities, all or substantially all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all of the assets of the Company, if and only if, the Board reasonably determines (after consultation with its financial advisor and counsel) (i) that the proposed transaction would be more favorable from a financial point of view to its stockholders than the Offer and the Merger and the transactions contemplated by this Agreement, taking into account at the time of determination any changes to the terms of this Agreement which as of that time had been definitively proposed by Parent, and (ii) that the Person making such Acquisition Proposal is capable of consummating such Acquisition Proposal in a timely manner (based upon, among other things, the availability of financing and the degree of certainty of obtaining financing, the expectation of obtaining required regulatory approvals and the identity and background of such Person).

          (b)  Subject to Section 6.7(a) hereof, nothing contained in this
Section 6.7 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a Third Person pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Company's stockholders or otherwise which, in the judgment of the Board of Directors, after consultation with its legal counsel, is necessary under applicable Law or the rules of any stock exchange or if failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law.

          (c) The Company shall promptly, but in any event within three (3) Business Days, advise Parent in writing of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal, including any request for information, the material terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person making such request, Acquisition Proposal or inquiry. The Company shall keep Parent reasonably informed of the status and details, including any amendments or proposed amendments, of any such request, Acquisition Proposal or inquiry.

          (d) The Company shall not engage in any discussions or negotiations with a Third Party relating to an Acquisition Proposal pursuant to
Section 6.7(a)(y) unless it shall first notify Parent in writing. If within ten
(10) Business Days after the giving of such notice to Parent, the Company has not terminated such discussions or negotiations, Parent may upon not less than 48 hours' prior written notice to the Company terminate this Agreement.

     Section 6.8  Notification of Certain Matters. Parent and the Company
                  -------------------------------
shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which would be reasonably likely (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Offer Closing or (ii) to cause any covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects; and (b) any failure of the Company, Parent or Acquisition Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by in hereunder in any material respect; provided, however, that no such notification
                                   --------  -------
shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

     Section 6.9  Indemnification and Insurance.
                  -----------------------------

          (a)     Acquisition Company and Parent agree that for a period of six
(6) years from the Effective Time, the Surviving Corporation will maintain all rights to indemnification now existing in favor of the current or former directors, officers, employees and fiduciaries of the Company as provided in the Company's certificate of incorporation and bylaws or otherwise in effect under any agreement on the date of this Agreement listed on Section 6.9 of the Company
                                                      -----------
Disclosure Letter. In addition, Acquisition Company and the Parent agree that the certificate of incorporation and bylaws of the Surviving Corporation and its Subsidiaries shall contain the provisions with respect to exculpation and indemnification set forth in the Company's or its Subsidiaries' certificates of incorporation and bylaws on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Acceptance Date in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of the Company in respect of actions or omission occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by Law. Notwithstanding the six-year period specified in the foregoing sentences, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

          (b) Each of the Surviving Corporation and its Subsidiaries will at all times exercise the powers granted to it by its certificate of incorporation, its bylaws, and by applicable

Law to indemnify and hold harmless to the fullest extent permitted by applicable Law present or former directors, officers, employees, fiduciaries and agents of the Company or its Subsidiaries against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company or any of its Subsidiaries) prior to and including the Effective Time, including, without limitation, with respect to matters relating to this Agreement. Without limiting the scope of the immediately preceding sentence, Parent, Acquisition Company and Surviving Corporation shall indemnify and hold harmless, jointly and severally, each director and executive officer of the Company for any claim arising under Section 160 or Section 173 of the DGCL or any similar Law as a consequence of the transactions contemplated by this Agreement, regardless of whether the Company could provide such indemnification under the DGCL.

          (c) Parent shall provide, or shall cause the Surviving Corporation to provide, for an aggregate period of not less than six (6) years from the Effective Time, the Company's current and former directors and officers an insurance and indemnification "tail" policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less
                                            -------------
favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage that is similar thereto; provided, however, that the Surviving Corporation shall not be required
         --------  -------
to pay a premium for the "tail" D&O Insurance in excess of 150% of the last annual premium paid by the Company for directors' and officers' liability insurance prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) conveys all or substantially all of its properties and assets to any Person then, and in each case, proper provision shall be made so that the successors and assigns of Parent assume the obligations set forth in this
Section 6.9.

     The costs for maintaining the D&O Insurance shall be a Company Expense.

          (d) This Section 6.9 is intended to benefit the current and former directors, officers, controlling shareholders, employees and fiduciaries of the Company and shall be binding on all successors and assigns of the Company and the Surviving Corporation and their respective Subsidiaries.

     Section 6.10 Performance by the Parent and Company. Parent hereby agrees to
                  -------------------------------------
make the Capital Contribution to Acquisition Company if all other conditions to the Offer have been satisfied or waived by Parent, and to cause Acquisition Company or Acquisition Company Sub, as the case may be, to comply with its obligations hereunder. Upon the purchase by Acquisition Company of a majority of the outstanding Shares pursuant to the Offer, Acquisition Company hereby agrees, subject to Section 1.3 hereof, to cause the Company to comply with its obligations hereunder and under the Offer and to cause the Company to consummate the Merger as contemplated herein.

     Section 6.11 No Waivers or Amendments. Prior to the Effective Time, the
                  ------------------------
Company shall not, without the prior written consent of Parent and, after the Offer Closing but prior to the

Effective Time, without the approval of a majority of the Independent Directors (if the effect thereof would be detrimental to the stockholders of the Company):
(a) amend, terminate or otherwise modify or waive any provision of any Waiver and Debt Satisfaction Agreement, or any Expense Agreement or Definitive Financing Agreements, or enter into any new agreements which are the subject matter thereof, or (b) incur or pay any Company Expenses (including those incurred or paid prior to the date hereof) the result of which would be that the Company Expenses exceed the Company Expense Cap.

     Section 6.12 Matters Relating to the Bank Commitment Letters.
                  -----------------------------------------------

          (a) Parent shall be primarily responsible for any negotiations with respect to any definitive agreements regarding the Financing (the "Definitive Financing Agreements"); provided, however, that (i) the Company
 -------------------------------    --------  -------
shall have received prior notice of, and shall be kept reasonably informed of the ongoing status of, any such negotiations, (ii) the Company shall take all such actions as are reasonably requested by Parent in connection with any such negotiations, and (iii) Parent shall conduct any such negotiations reasonably and in good faith. Parent shall use its commercially reasonable efforts to close the Financing on terms consistent with the Bank Commitment Letters and to execute and deliver the Definitive Financing Agreements. Parent and the Company shall use commercially reasonable efforts to satisfy on or before the expiration of the Offer all requirements of the Definitive Financing Agreements which are conditions to closing the transactions constituting the Financing and to drawing the cash proceeds thereunder. Parent shall cause the Company to use the proceeds of the Financing to pay off the Existing Senior Credit Facility at the Offer Closing.

          (b) Following receipt by either the Company or any of its Affiliates, on the one hand, or Parent or any of its Affiliates, on the other hand, of any written or oral communication to the effect that any lender is contemplating not providing the Financing or is terminating or canceling or modifying in any material respect the Bank Commitment Letters, or that the Financing is unlikely to be obtained, the Company or Parent, as the case may be, shall promptly communicate such event to the other party and provide such other party with a true and complete copy of any such written communication.

     Section 6.13 Financial Statements. The Company shall furnish to Parent
                  --------------------
within twenty-five (25) days after the end of each month, commencing with the month ending June 30, 2000, an unaudited consolidated balance sheet and related statements of operations and cash flows of the Company and its Subsidiaries for such month and for the period of the Company's fiscal year ended at the end of such period.

     Section 6.14 Representations, Warranties and Agreements. The
                  ------------------------------------------
representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Offer Closing and the Merger, provided, that, no stockholder or Affiliate of the Company or
                --------  ----
any of its Subsidiaries, nor any stockholder, partner, officer, director, employee, attorney, agent or representative of any of the foregoing, shall have any liability for any breach or inaccuracy of any of the representations and warranties of the Company.

     Section 6.15 Breach of Representations and Warranties. Neither the Company
                  ----------------------------------------
nor any of its Subsidiaries shall knowingly or intentionally take or fail to take any action that could result in the representations and warranties contained in Article IV being untrue or incorrect in any material respect. Prior to the Effective Time, the sole and exclusive right and remedy of Parent, Acquisition Company or Acquisition Company Sub in the event that any representations or warranties of the Company set forth in this Agreement shall not be true and accurate in all respects shall be to terminate this Agreement in accordance with Section 8.1(e)(iv) and Section 8.2, to the extent permitted thereunder, except that Parent and Acquisition Company shall be entitled to receive the Termination Fee and the Parent Expenses to the extent provided in
Section 8.3.

     Section 6.16 Solvency Opinion. The Company shall take all action reasonably
                  ----------------
required to obtain the opinions of nationally recognized valuation and/or appraisal firms as required by clause (v)(e) of Annex A, and shall cooperate with Parent and Acquisition Company in connection therewith.

     Section 6.17 Shareholders' Rights Plan. The Board of Directors of the
                  -------------------------
Company shall take all further action (in addition to that referred to in Section 4.18) reasonably required in writing by Parent in order to render the Company's shareholders' rights plan inapplicable to the Offer, the Merger and the transactions contemplated hereby.

                                  ARTICLE VII

                             CONDITIONS TO MERGER
                             --------------------

     Section 7.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time, of the following conditions:

          (a)     the Offer Closing shall have occurred;

          (b) the Stockholders' Approval, if required by applicable Law, shall have been obtained;

          (c) all necessary waiting periods applicable to the Merger under the HSR Act shall have expired or been earlier terminated;

          (d) no temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, the party so
        --------  -------
invoking this condition shall have complied with its obligations under Section
6.4 hereof and the parties hereto shall have used reasonable best efforts to lift or remove such order, injunction, restraint or prohibition; and

          (e)     the event described in clause (iii) of Annex A hereto shall
                                                         -------
not have occurred.

                                 ARTICLE VIII

                                  TERMINATION
                                  -----------

     Section 8.1  Termination. This Agreement may be terminated and the Merger
                  -----------
contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after the Stockholders' Approval is obtained:

          (a) By mutual written consent of the Company, Parent and Acquisition Company.

          (b) By either the Company, on the one hand, or Parent, on the other hand, if any Governmental Entity shall have issued an Order or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall have become final and nonappealable.

          (c) By the Company (acting through the Board of Directors) prior to the purchase of shares of Company Common Stock pursuant to the Offer, as provided in, and subject to compliance by the Company with, Section 6.7(a) hereof (including the notice provisions thereof); provided, that, in order for
                                                  --------  ----
the termination of this Agreement pursuant to this Section 8.1(c) to be deemed effective, the Company shall have complied with the applicable requirements, including the payment of the Termination Fee and confirmation of the agreement to pay Parent Expenses (as defined below), of Section 8.3 hereof.

          (d)     By the Company (acting through the Board of Directors):

                    (i) in the event that the Offer (as same may be extended) expires or is terminated in accordance with its terms without any Shares being purchased thereunder; provided, that, the failure of the Company to fulfill any
                      --------  ----
obligation under this Agreement has not been the cause of, or resulted in, the failure to purchase shares of Company Common Stock pursuant to the Offer; or

                    (ii) if, prior to the Offer Closing, there shall have been a breach or failure to perform on the part of Parent, Acquisition Company or Acquisition Company Sub of any of their representations, warranties, covenants or agreements contained in this Agreement and such breach or failure to perform has a material adverse effect on the ability of Parent, Acquisition Company or Acquisition Company Sub to consummate the Offer, the Merger or the other transactions contemplated hereby, and, with respect to any such breach or failure to perform that is reasonably capable of being remedied within the time periods set forth below, the breach or failure to perform is not remedied prior to the earlier of (x) ten (10) days after the Company has furnished Parent with written notice of such breach or failure to perform or (y) two (2) Business Days prior to the Expiration Date (as same may be extended in accordance with this Agreement).

          (e)     By Parent or Acquisition Company:

                    (i) if prior to the Acceptance Date, the Board of Directors of the Company shall (A) withdraw, modify or change its approval or favorable recommendation so that it is not in favor of this Agreement, the Offer or the Merger or shall have resolved to do any of the foregoing, or (B) approve or have recommended to the Company's stockholders an Acquisition Proposal, or take any public position or make any disclosure to the Company's stockholders which has the effect of doing any of the foregoing;

                    (ii) (A) if the Company shall have materially breached any of its obligations under Section 6.7 hereof or (B) pursuant to Section 6.7(d);

                    (iii) in the event that the Offer (as same may be extended) expires or is terminated in accordance with its terms without any Shares being purchased thereunder; provided, that, the failure of Parent to
                      --------  ----
fulfill any obligation under this Agreement has not been the cause of, or resulted in, the failure to purchase shares of Company Common Stock pursuant to the Offer; or

                    (iv) if, (A) prior to the Offer Closing, the representations and warranties of the Company set forth in this Agreement shall not be true and accurate in all respects, in each instance as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period) and the effect thereof is a Company Material Adverse Effect; or (B) prior to the Offer Closing, the Company shall have breached or failed to perform or comply in any material respect with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, and, with respect to any such breach or failure to perform that is reasonably capable of being remedied within the time periods set forth below, the breach or failure to perform is not remedied prior to the earlier of (x) ten (10) days after Parent has furnished the Company with written notice of such breach or failure to perform or (y) two (2) Business Days prior to the Expiration Date (as same may be extended in accordance with this Agreement), and the effect thereof is a Company Material Adverse Effect; or (C) prior to the Offer Closing, the Company shall have incurred or shall have agreed to incur, or in the reasonable judgment of Parent the Company is likely to incur, Company Expenses in excess of the Company Expense Cap; or (D) as of the Offer Closing, there are any Company Securities outstanding other than Shares that are issued and outstanding as of the date hereof (and that are disclosed on
Section 4.3 hereof) and Shares that are issued after the date hereof pursuant to Company Options existing as of the date hereof (and that are disclosed in
Section 4.3 hereof) (such other Company Securities, collectively, "Undisclosed
                                                                   -----------
Securities"); or (E) as of the Offer Closing, the actual Aggregate Strike Price
-----------
of Company Options is less than the Aggregate Strike Price set forth in Section
                                                                        -------
4.3 of the Company Disclosure Letter; provided, however, that with respect to
---                                   --------  -------
the matters set forth in clauses (C), (D) and (E), Parent and Acquisition Company will not have the right to terminate this Agreement pursuant to such clauses of this Section 8.1(e)(iv) unless the sum of (x) the amount, if any, that Company Expenses exceed the Company Expense Cap, plus (y) the value (based on the Offer Price per Share less any purchase price that must be paid with respect to the acquisition of such Undisclosed Securities) of any Undisclosed Securities, plus (z) the amount, if any, by which the actual Aggregate Strike Price of Company Options is less than the Aggregate Strike Price of Company Options set forth in Section 4.3 of the Company Disclosure Letter is greater
                     -----------
than $500,000.

     Section 8.2  Effect of Termination. In the event of the termination of this
                  ---------------------
Agreement pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Company, Parent or Acquisition Company or Acquisition Company Sub or their respective directors, officers, employees, stockholders, representatives, agents or advisors other than, with respect to the Company, Parent, Acquisition Company or Acquisition Company Sub, the obligations pursuant to this Section 8.2, Section 8.3, Article IX and the last sentence of Section 6.2.

     Section 8.3  Fees, Expenses and Other Payments.
                   ---------------------------------
               (a) Subject to Section 8.3(b) hereof or as otherwise provided in this Agreement or in any Expense Agreements, all costs and expenses (including any expenses related to any claims or litigation in connection with the transactions contemplated by this Agreement, or any settlement thereof), including, without limitation, fees and disbursements of counsel, financial advisors and accountants and other out-of-pocket expenses, incurred or to be incurred by the parties hereto in connection with the Offer, the Merger, this Agreement and the other transactions contemplated hereby, shall be borne solely and entirely by the party which has incurred such costs and expenses; provided,
                                                                      --------
however, that each of the Company and Parent shall pay
-------
one-half of (i) the fee payable pursuant to the HSR Act and (ii) all costs and expenses related to the filing, printing and mailing of the Offer Documents, the Schedule TO and the Proxy Statement (clause (ii) collectively, the "Securities
                                                                    ----------
Law Compliance Fees").
-------------------

               (b)

                    (i) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c) hereof or by Parent pursuant to Section 8.1(e)(i)(A) (other than solely by reason of the Financing sources advising the Company or Parent that they will not provide the Financing for any reason other than as set forth in Sections (iv) or (v)(d) of Annex A hereto), Section
                                                -------
8.1(e)(i)(B) or Section 8.1(e)(ii)(A) hereof, the Company shall pay to Parent by certified check or wire transfer to an account designated by Parent or its designees, immediately following receipt of a request therefor, an amount equal to $7,500,000 (the "Termination Fee") plus the Parent Expenses (as defined in
                    ---------------
Section 8.3(c)).


                    (ii) In the event the Company (A) enters into a definitive agreement with respect to a Third Party Transaction (defined below) within one
(1) year of termination of this Agreement with a Third Person or any of its affiliates and other Persons acting in concert with them (collectively, a "Third
                                                                           -----
Party Acquirer") that had publicly announced an Acquisition Proposal (or has
--------------
otherwise been publicly disclosed) prior to the termination of this Agreement, and (B) if this Agreement is terminated either (x) by the Company pursuant to
---
Section 8.1(d)(i) as a result of the Minimum Condition failing to be satisfied by the Expiration Date as it may have been extended pursuant hereto (other than as a result of a material or willful breach by Parent or Acquisition Company of their obligations hereunder) or (y) by Parent pursuant to Section 8.1(e)(iii) as a result of the Minimum Condition failing to be satisfied by the Expiration Date of the Offer as it may have been extended pursuant hereto (other than as a result of a breach by the Company of its obligations under Section 6.7 as to which Section 8.3(b)(i) shall be applicable) or by Parent pursuant to Section 8.1(e)(iv), the Company shall pay to Parent by certified check or wire transfer to an account designated by Parent or its designee, the Termination Fee plus the Parent Expenses upon consummation of the Third Party Transaction. For purposes of this Agreement, the term "Third
                                                                          -----
Party Transaction" shall mean (1) a merger, consolidation or other business
-----------------
combination with any such Third Party Acquirer, (2) the sale or transfer to such Third Party Acquirer of, or the acquisition of beneficial ownership by such Third Party Acquirer of, 40% or more of the Company Voting Securities (as defined herein) or (3) the sale or transfer of 40% or more (in market value) of the assets of the Company and its Subsidiaries on a consolidated basis, to any such Third Party Acquirer. For purposes of this Agreement, "Company Voting
                                                            --------------
Securities" shall mean Company Common Stock or securities or similar interests, warrants, options or other rights to acquire Company Common Stock or securities convertible or exchangeable into shares of capital stock of the Company which entitles the holder to vote generally in the election of directors.

               (iii)  In the event that this Agreement is terminated pursuant to
Section 8.1(e)(ii)(B), and within one (1) year from termination the Company enters into a Third Party Transaction with the Person or with any other Person acting in concert with such Person with whom the Company was holding discussions or negotiations at the time of the termination of this Agreement, the Company shall pay to Parent by certified check or wire transfer to an account designated by Parent or its designees, immediately following receipt of a request therefor, the Termination Fee.

          (c) In the event that this Agreement is terminated (i) by the Company or Parent because the Company or Parent has been advised by the Financing sources that they will not provide the Financing contemplated by the Bank Commitment Letters or Equity Commitment Letters as a result of a material breach of this Agreement by the Company (in the case of breaches of representations or warranties only if such breaches would individually or in the aggregate have a Company Material Adverse Effect) or (ii) by Parent pursuant to Section 8.1(e)(iv) or Section 8.1(e)(ii)(B), then the Company shall pay to Parent, promptly upon receipt, but in no event later than two (2) Business Days following receipt of reasonable supporting documentation, all actual and reasonably documented expenses incurred by or on behalf of Parent, its stockholders or Acquisition Company in connection with or in anticipation of the Offer, the Merger, this Agreement, and the consummation of the transactions contemplated hereby (including all fees and expenses of outside counsel, experts, Financing sources, investment bankers, accountants and consultants incurred by Parent in connection with or related to the due diligence, authorization, preparation, negotiation, execution and performance of the transactions contemplated) (the "Parent Expenses"), provided that Parent
                                 ---------------
Expenses shall not exceed $3,000,000 in the aggregate.

               (d) The Company acknowledges that, at any time after the Effective Time, Parent may cause the Company to pay or reimburse or cause to be paid or reimbursed in cash all expenses of Parent relating to the transactions contemplated hereby, including a transaction fee payable to Chartwell Investments II, LLC.

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

          Section 9.1  Amendment and Modification. Subject to applicable Law and
                       --------------------------
Section 1.3 hereof, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective members or Boards of Directors, at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders
--------  -------
of the Company, no such amendment, modification or supplement shall make any alteration or change not permitted under Section 251(d) of the DGCL.

          Section 9.2  Entire Agreement; Assignment.
                       ----------------------------
                    (a) This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, including the Expense Sharing Letter dated June 2, 2000 between the Company and Chartwell Investments II, LLC.

                    (b) Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that each of Parent, Acquisition Company and
         --------  -------
Acquisition Company Sub may assign its respective rights and obligations under this Agreement to one or more of the Parent's directly or indirectly wholly-owned Subsidiaries, but such assignment shall not relieve any such assignor of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          Section 9.3  Validity. The invalidity or unenforceability of any
                       --------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

          Section 9.4  Notices. All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent, Acquisition Company or Acquisition Company Sub, to:

               Limousine Holdings, LLC
               c/o Chartwell Investments II LLC
               717 Fifth Avenue
               23/rd/ Floor
               New York, New York 10022
               Telephone:  (212) 521-5500
               Telecopy:   (212) 521-5533
               Attention:  Todd R. Berman

          with a copy to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               1333 New Hampshire Avenue, N.W.
               Suite 400
               Washington, D.C. 20036
               Telephone:  (202) 887-4000
               Telecopy:   (202) 887-4288
               Attention:  Russell W. Parks, Jr.

          and to:

               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
               590 Madison Avenue
               New York, New York 10022
               Telephone:  (212) 872-1000
               Telecopy:   (212) 872-1002
               Attention:  Steven H. Scheinman

          if to the Company, to:

               Carey International, Inc.
               4530 Wisconsin Avenue, NW
               Washington, DC 20016
               Telephone:  (202) 895-1200
               Telecopy:   (202) 895-1201
               Attention:  Vincent A. Wolfington
          with a copy to:

               Nutter, McLennen & Fish, LLP
               One International Place
               Boston, Massachusetts 02030
               Telephone:  (617) 439-2623
               Telecopy:   (617) 973-9748
               Attention:  John P. Driscoll, Jr.
                           James E. Dawson

     Section 9.5 Governing Law. This Agreement shall be governed by and
                 -------------
construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 9.6 Descriptive Headings. The descriptive headings herein are
                 --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 9.7 Counterparts. This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 9.8 Obligation of Parent. Whenever this Agreement requires
                 --------------------
Acquisition Company or the Surviving Corporation to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Acquisition Company or the Surviving Corporation to take such action.

     Section 9.9 Certain Definitions. As used in this Agreement:
                 -------------------

          (a)  the term "Affiliate" as applied to any Person shall mean any
                         ---------
other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting shares, by contract or otherwise, including any director or executive officer of such Person;

          (b)  the term "Business Day" means any day other than a day on which
                         ------------
banks are required or permitted to be closed in the State of New York;

          (c)  the term "Company Material Adverse Effect" means any event,
                         -------------------------------
change, occurrence, effect, fact or circumstance, (except for events, changes, occurrences, effects, facts or circumstances resulting (i) from general economic or financial market conditions, (ii) actions taken by any party in accordance with this Agreement, or (iii) public announcements relating to the transactions contemplated by this Agreement, or conditions previously disclosed to Parent in this Agreement) having, or which could reasonably be expected to have, a material adverse effect on (A) the ability of the Company to perform its material obligations under this Agreement or to consummate the transactions contemplated hereby or (B) the business, results of operations, condition (financial or otherwise), assets, liabilities (actual or contingent), properties, or cash flows of the Company and its Subsidiaries, taken as a whole;

          (d)  the term "knowledge" shall mean the actual knowledge of the
                         ---------
executive officers of the Company;

          (e)  the term "Permitted Encumbrances" means: (i) encumbrances for
                         ----------------------
assessments, taxes, water, sewer and other similar charges not yet due and payable or that the Company and/or its Subsidiaries (as applicable) is contesting in good faith through appropriate proceedings; (ii) recorded easements, rights of way, highway and railroad crossings, vault rights, sewers, electric and other utility lines, telegraph and telephone lines, and other recorded covenants, conditions and restrictions as to the use of the Property;
(iii) the Leases; (iv) all recorded encumbrances relating to Liens securing borrowed money to be released at or prior to the Merger Closing; provided, that,
                                                                 --------  ----
such encumbrances referred to in clauses (i), (ii) and (iii) above do not materially impair the use, value or marketability of the Property; and

          (f)  the term "Subsidiary" or "subsidiaries" means, with respect to
                         ----------      ------------
Parent, the Company or any other Person, any corporation, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests. Except for purposes of Section 4.4 (with respect only to the shares owned by the Company) and Section 4.24(a) (with respect to the ownership of the shares of CLI Fleet, Inc. by the Company), CLI Fleet, Inc. shall not be deemed to be a subsidiary of the Company for purposes of Article 4 of this Agreement.

     Section 9.10  Specific Performance. THE PARTIES HERETO AGREE THAT
                   --------------------
IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT OF THE UNITED STATES OR ANY STATE HAVING JURISDICTION, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

     Section 9.11  No Third Party Beneficiary. Except as provided pursuant to
                   --------------------------
Section 6.9 hereof, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto and their respective successors and assigns and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     Section 9.12  Interpretation. The words "hereof", "herein" and "herewith"
                   --------------
and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to July 19, 2000. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     Section 9.13  Waivers. At any time prior to the Effective Time, either the
                   -------
Company (acting through the Board of Directors of the Company acting with the recommendation of the Board of Directors), on the one hand, or Parent and Acquisition Company, on the other hand, may waive any failure of the other party to comply with any obligation, covenant, agreement or condition herein by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     IN WITNESS WHEREOF, the Company, Parent, Acquisition Company and Acquisition Company Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                 CAREY INTERNATIONAL, INC.



                                 By: /s/ Vincent A. Wolfington
                                    -----------------------------------------
                                 Name: Vincent A. Wolfington
                                      ---------------------------------------
                                 Title: Chairman and Chief Executive Officer
                                       --------------------------------------


                                 LIMOUSINE HOLDINGS, LLC



                                 By: /s/ Todd R. Berman
                                    -----------------------------------------
                                 Name: Todd R. Berman
                                      ---------------------------------------
                                 Title: President
                                       --------------------------------------


                                 ALUWILL ACQUISITION CORP.



                                 By: /s/ Todd R. Berman
                                    -----------------------------------------
                                 Name: Todd R. Berman
                                      ---------------------------------------
                                 Title: President
                                       --------------------------------------

                                 ERANJA ACQUISITION SUB, INC.



                                 By: /s/ Todd R. Berman
                                    -----------------------------------------
                                 Name: Todd R. Berman
                                      ---------------------------------------
                                 Title: President
                                       --------------------------------------

                                SCHEDULE 3.1(b)


---------------------------------------------------------------------------------------------------
                                  (I)                       (II)                     (III)
                                                                               Shares of Company
                           Shares of Company                                  Common Stock To Be
Person                        Common Stock            Company Options             Rolled Over
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Vincent Wolfington             100,363                   465,706                 100,363 plus *
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Guy Thomas                                                99,000                      **
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Devin Murphy                                              67,900                      **
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Dave Haedicke                                            169,600                      **
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Sally Snead                                               51,197                      **
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Eugene Willard                                            15,000                      **
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Richard Anderson                                          30,386                      **
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
John Wintle                                               16,967                      **
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
Gary Kessler                                              10,000                      **
---------------------------------------------------------------------------------------------------

* a number of shares equal to the aggregate pre-tax value of Shares to be received by such Person upon the exercise of the Company Options less the aggregate exercise price of such Company Options, divided by the Offer Price per Share.

** a number of shares equal to 50% (or such greater percentage as such Person shall advise the Company and Acquisition Company in writing prior to the Effective Time) of the aggregate after-tax value (assuming a 40% effective tax rate) of Shares to be received by such Person upon the exercise of the Company Options less the aggregate exercise price of such Company Options, divided by the Offer Price per Share.

                                                                         ANNEX A
                                                                         -------

                            CONDITIONS TO THE OFFER


     Capitalized terms used but not defined in this Annex A shall have the
                                                    -------
meanings set forth in the Agreement and Plan of Merger (the "Agreement") of
                                                             ---------
which this Annex A is a part.
           -------

     Notwithstanding any other provision of the Offer, subject to the provisions of the Agreement, the Company and Acquisition Company shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC (including those relating to the obligation of the Company to pay for, or return Tendered Shares promptly after termination or withdrawal of the Offer), pay for any Shares pursuant to the Offer, and the Company and Acquisition Company may delay their acceptance for payment of or, subject to the restriction referred to above, payment for, any Tendered Shares, and, subject to the provisions of the Agreement, the Company and Acquisition Company may amend or terminate the Offer and not accept for payment any Tendered Shares, if (i) any applicable waiting period or approval under the HSR Act and any applicable foreign antitrust law, regulation or rule has not expired or been terminated or obtained, (ii) the Minimum Condition has not been satisfied, (iii) the Company and Acquisition Company have not received or do not have available the proceeds of the Financing contemplated by the Bank Commitment Letters or other financing which is on terms substantially similar to those set forth in the Bank Commitment Letters, including but not limited to funds sufficient to (1) finance the purchase of the Shares which the Company and Acquisition Company are agreeing to pay for and purchase pursuant to the Offer, (2) pay the Option Exercise/Cancellation Agreements, (3) pay the Cash Merger Consideration pursuant to the Merger, (4) repay the Company's existing outstanding Indebtedness and (5) pay the fees and expenses required to be paid by the Company and Parent in connection with the transactions contemplated by the Agreement, (iv) after consultation with a nationally recognized law firm, the Company or Acquisition Company is not reasonably satisfied that this Agreement is and the Option Exercise/Cancellation Agreements are then in full force and effect, or (v) at any time on or after the date of the Agreement and prior to the acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur:

          (a) there shall be instituted or pending or threatened by or before any Governmental Entity any suit, action or proceeding which (i) (A) seeks to impose material limitations on the ability of the Company or Acquisition Company to pay for or purchase some or all of the Shares pursuant to the Offer or the Merger, or (B) renders the Company or Acquisition Company unable to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer or the Merger, (ii) seeks to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the transactions contemplated by the Agreement, (iii) seeks to obtain from the Company or Acquisition Company any damages (including damages against the Company's or Acquisition Company's directors or officers for which they may seek indemnification from the Company or Acquisition Company) that would reasonably be expected to have a Company Material Adverse Effect, or (iv) challenges the acquisition by the Company or Acquisition Company of any Shares pursuant to the Offer;

          (b) there shall have been any statute, rule, regulation, judgment, order or injunction promulgated, entered, enforced, enacted or issued by any Governmental Entity applicable to the Offer or the Merger other than the application of the waiting period provision of the HSR Act to the Offer or the Merger which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

          (c) the Agreement shall have been terminated in accordance with its terms;

          (d) the representations and warranties of the Company set forth in this Agreement shall not be true and accurate in all respects, in each instance as of the date of consummation of the Offer as though made on or as of such date (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), and the effect thereof, either individually or in the aggregate, is a Company Material Adverse Effect, or the Company shall have breached or failed to perform or comply in any material respect with any obligation, agreement or covenant required by this Agreement to be performed or complied with by it, and, with respect to any such breach or failure to perform that is reasonably capable of being remedied within the time periods set forth below, the breach or failure to perform is not remedied prior to the earlier of (x) ten (10) days after Parent has furnished the Company with written notice of such breach or failure to perform or (y) two (2) Business Days prior to the Expiration Date (as same may be extended in accordance with this Agreement);

          (e) the Company and Acquisition Company shall not have received by the Expiration Date such certificates of officers of the Company and/or opinions of nationally recognized valuation and/or appraisal firms (in form and substance reasonably satisfactory to the Company and Acquisition Company) as their respective Boards of Directors may reasonably require, substantially to the effect that the value of the Company's assets shall exceed its liabilities following the consummation of the Offer and the Merger and that the Offer and the Merger shall not impair the Company's capital within the meaning of Section 160 of the DGCL or impair the ability of the Company to pay its obligations as they come due;

          (f) there shall have occurred (i) any general suspension of trading in securities on the New York Stock Exchange, which suspension or limitation shall continue for at least three consecutive trading days, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of a war, armed hostilities or other international or national calamity directly involving the United States that would reasonably be expected to have a material adverse impact on the capital markets of the United States, (iv) any limitation (whether or not mandatory) by any United States Governmental Entity on the extension of credit generally by banks or other lending institutions, which limitation would materially affect the ability of the banks named in the Bank Commitment Letters to provide financing on the terms substantially similar to those set forth in the Bank Commitment Letters, and (v) a decline of at least 30% in the Standard & Poor's 500 Index from the close of business on the date of the Agreement; or

          (g) the failure of Parent to make the Capital Contribution to Acquisition Company;

which, in the judgment of the Company or Acquisition Company, subject to the terms of the Agreement and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment, purchase of, or payment for Shares.

     The failure by the Company or Acquisition Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                                                         ANNEX B
                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           CAREY INTERNATIONAL, INC.

     FIRST:  The name of the Corporation is:

     Carey International, Inc. (the "Corporation").
                                     -----------

     SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 2,100,000, of which (1) 2,000,000 shares shall be common stock, par value $.01 per share; and (2) 100,000 shares shall be blank check preferred stock, par value $.01 per share. Unless specifically provided otherwise herein, the holders of common stock shall exclusively possess all voting power and shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

     The Corporation's Board of Directors is authorized to provide for the issuance of preferred stock, by filing a certificate pursuant to the applicable law of the State of Delaware to fix the designations, rights, powers and preferences of such shares, and any qualifications, limitations or restrictions thereof or pertaining thereto and which shall be issued from time to time in one or more series, as set forth below. The authority of the Board shall include, but not be limited to, the authority to determine the following with respect to such preferred stock: (i) the rate of dividends, if any, whether such dividends shall be cumulative, and, if so, the date on which such cumulative dividends shall commence; (ii) the rights thereof in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation; (iii) the conversion privileges, if any, and the terms and conditions thereof, including provisions for adjustment of the conversion rate based on such events as the Board of Directors may determine; (iv) the redemption feature, if any, and the terms and conditions thereof, including the date upon or after which such shares shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates; (v) the voting rights, if any (in addition to such voting rights as may be required by law) and the terms and conditions of such voting privileges; (vi) the exchange privileges, if any, and the terms and conditions thereof, including the terms of any security for which the Board of Directors may determine the preferred stock to be exchangeable; and (vii) any and all other designations, rights, powers or preferences thereof, or qualifications, restrictions or limitations pertaining thereto, that lawfully may be provided for by resolution of the Board of Directors and may be included in a certificate of the kind contemplated under Section 151(g) of the General Corporation Law of the State of Delaware or any successor statute.

     FIFTH:    Except as otherwise provided in the bylaws of the Corporation, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

     SIXTH:    Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     SEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

     EIGHTH:   No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     NINTH: The Corporation shall indemnify any officer or director who, as a result of his or her acting as an officer or director of the Corporation, was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and upon request shall pay any expense incurred by any officer or director in connection with any such action, suit or proceeding in advance of the final disposition of such matter, all to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time.

     TENTH:    Pursuant to Section 203(b) of the General Corporation Law of the
State of Delaware, the Corporation hereby expressly elects not to be governed by
Section 203 of the General Corporation Law of the State of Delaware.

                                                                         ANNEX C


                             AMENDED AND RESTATED
                                    BYLAWS



                                      OF



                           CAREY INTERNATIONAL, INC.


                            a Delaware corporation



                                (the "Company")


                        (Adopted as of _________, 2000)

                             AMENDED AND RESTATED
                                    BYLAWS
                                      OF
                           CAREY INTERNATIONAL, INC.


                                  ARTICLE I.
                                    OFFICES

          Section 1.1  Registered Office. The registered office of the Company
                       -----------------
within the State of Delaware shall be located at either (i) the principal place of business of the Company in the State of Delaware or (ii) the office of the corporation or individual acting as the Company's registered agent in Delaware.

          Section 1.2  Additional Offices. The Company may, in addition to its
                       ------------------
registered office in the State of Delaware, have such other offices and places of business, both within and without the State of Delaware, as the Board of Directors of the Company (the "Board") may from time to time determine or as the business and affairs of the Company may require.

                                  ARTICLE II.
                             STOCKHOLDERS MEETINGS

          Section 2.1  Annual Meetings. Annual meetings of stockholders shall be
                       ---------------
held at a place and time on any weekday which is not a holiday and which is not more than 120 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the directors of the Company and transact such other business as may properly be brought before the meeting.

          Section 2.2  Special Meetings. Special meetings of the stockholders,
                       ----------------
for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, (i) may be called by the chairman of the board or the president and (ii) shall be called by the president or secretary at the request in writing of a majority of the Board or stockholders owning capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat. Such request of the Board or the stockholders shall state the purpose or purposes of the proposed meeting.

          Section 2.3  Notices. Written notice of each stockholders' meeting
                       -------
stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

          Section 2.4  Quorum. The presence at a stockholders' meeting of the
                       ------
holders, present in person or represented by proxy, of capital stock of the Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall constitute a quorum at such meeting for the transaction of business except as otherwise provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder entitled to vote at said meeting. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

          Section 2.5  Voting of Shares.
                       ----------------

               Section 2.5.1  Voting Lists. The officer or agent who has charge
                              ------------
of the stock ledger of the Company shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

               Section 2.5.2  Votes Per Share. Unless otherwise provided in the
                              ---------------
certificate of incorporation, each stockholder shall be entitled to one vote in person or by proxy at every stockholders meeting for each share of capital stock held by such stockholder.

               Section 2.5.3  Proxies. Every stockholder entitled to vote at a
                              -------
meeting or to express consent or dissent without a meeting or a stockholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Each proxy shall be in writing, executed by the stockholder giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it, or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

               Section 2.5.4  Required Vote. When a quorum is present at any
                              -------------
meeting, the vote of the holders, present in person or represented by proxy, of capital stock of the

Company representing a majority of the votes of all capital stock of the Company entitled to vote thereat shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

               Section 2.5.5  Consents in Lieu of Meeting. Any action required
                              ---------------------------
to be or which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt, written notice of the action taken by means of any such consent which is other than unanimous shall be given to those stockholders who have not consented in writing.

                                 ARTICLE III.
                                   DIRECTORS

          Section 3.1  Purpose. The business of the Company shall be managed by
                       -------
or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by law, the certificate of incorporation or these Bylaws directed or required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

          Section 3.2  Number. The number of directors constituting the Board
                       ------
shall never be less than one and shall be determined by resolution of the Board.

          Section 3.3  Election. Directors shall be elected by the stockholders
                       --------
by plurality vote at an annual stockholders meeting as provided in the certificate of incorporation, except as hereinafter provided, and each director shall hold office until his successor has been duly elected and qualified.

          Section 3.4  Vacancies. Vacancies and newly-created directorships
                       ---------
resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by law. If, at the time of filling any vacancy or any newly-created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly-created directorships, or to replace the directors chosen by the directors then in office. No decrease in the size of the Board shall serve to shorten the term of an incumbent director.

          Section 3.5  Removal. Unless otherwise restricted by law, the
                       -------
certificate of incorporation or these Bylaws, any director or the entire Board may be removed, with or without cause, by a majority vote of the shares entitled to vote at an election of directors, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

          Section 3.6  Compensation. Unless otherwise restricted by the
                       ------------
certificate of incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation for attending committee meetings.

                                  ARTICLE IV.
                                BOARD  MEETINGS

          Section 4.1  Annual Meetings. The Board shall meet as soon as
                       ---------------
practicable after the adjournment of each annual stockholders' meeting at the place of the stockholders' meeting. No notice to the directors shall be necessary to legally convene this meeting, provided a quorum is present.

          Section 4.2  Regular Meetings. Regularly scheduled, periodic meetings
                       ----------------
of the Board may be held without notice at such times and places as shall from time to time be determined by resolution of the Board and communicated to all directors.

          Section 4.3  Special Meetings. Special meetings of the Board (i) may
                       ----------------
be called by the chairman of the board or president and (ii) shall be called by the president or secretary on the written request of two directors or the sole director, as the case may be. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each director at least 24 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex or facsimile transmission and delivery; two days before the meeting if such notice is delivered by a recognized express delivery service; and three days before the meeting if such notice is delivered through the United States mail. Any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by law, the certificate of incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting.

          Section 4.4  Quorum, Required Vote.  A majority of the directors shall
                       ---------------------
constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

          Section 4.5  Consent In Lieu of Meeting. Unless otherwise restricted
                       --------------------------
by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                                  ARTICLE V.
                            COMMITTEES OF DIRECTORS

          Section 5.1  Establishment; Standing Committees. The Board may by
                       ----------------------------------
resolution establish, name or dissolve one or more committees, each committee to consist of one or more of the directors. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

          Section 5.2  Available Powers. Any committee established pursuant to
                       ----------------
Section 5.1 hereof, but only to the extent provided in the resolution of the
-----------
Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by law, the certificate of incorporation and these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company.

          Section 5.3  Unavailable Powers. No committee of the Board shall have
                       ------------------
the power or authority to amend the certificate of incorporation (except in connection with the issuance of capital stock as provided in the previous section); adopt an agreement of merger or consolidation; recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, a dissolution of the Company or a revocation of such a dissolution; amend the Bylaws of the Company; or, unless the resolution establishing such committee or the certificate of incorporation expressly so provides, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

          Section 5.4  Alternate Members. The Board may designate one or more
                       -----------------
directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

          Section 5.5  Procedures. Time, place and notice, if any, of meetings
                       ----------
of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the certificate of incorporation or these Bylaws. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

                                  ARTICLE VI.
                                   OFFICERS

          Section 6.1  Elected Officers. The Board shall elect a president, a
                       ----------------
treasurer and a Secretary (collectively, the "Required Officers") having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below which are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

               Section 6.1.1  Chairman of the Board. The chairman of the board,
                              ---------------------
or in his absence, the president, shall preside when present at all meetings of the stockholders and the Board. The chairman of the board shall advise and counsel the president and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board or these Bylaws. The chairman of the board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Company. The chairman of the board may delegate all or any of his powers or duties to the president, if and to the extent deemed by the chairman of the board to be desirable or appropriate.

               Section 6.1.2  President. The president shall be the chief
                              ---------
executive officer of the Company, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. In the absence of the chairman of the board or in the event of his inability or refusal to act, the president shall perform the duties and exercise the powers of the chairman of the board.

               Section 6.1.3  Vice Presidents. In the absence of the president
                              ---------------
or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election or appointment) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               Section 6.1.4  Secretary. The secretary shall attend all meetings
                              ---------
of the stockholders, the Board and (as required) committees of the Board and shall record all the proceedings of such meetings in books to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board or the president. He shall have custody of the corporate seal of the Company and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his signature.

               Section 6.1.5  Assistant Secretaries. The assistant secretary, or
                              ---------------------
if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               Section 6.1.6  Treasurer. Unless the Board by resolution
                              ---------
otherwise provides, the treasurer shall be the chief accounting and financial officer of the Company. The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. He shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the president and the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as treasurer and of the financial condition of the Company.

               Section 6.1.7  Assistant Treasurers. The assistant treasurer, or
                              --------------------
if there shall be more than one, the assistant treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

               Section 6.1.8  Divisional Officers. Each division of the Company,
                              -------------------
if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided that in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

          Section 6.2  Election. All elected officers shall serve until their
                       --------
successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

          Section 6.3  Appointed Officers. The Board may also appoint or
                       ------------------
delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for
                                                         -----------
elected officers; provided that the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

          Section 6.4  Multiple Officeholders, Stockholder and Director
                       ------------------------------------------------
Officers. Any number of offices may be held by the same person, unless the
--------
certificate of incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware. Officers, such as the chairman of the board, possessing authority over or responsibility for any function of the Board must be directors.

          Section 6.5  Compensation, Vacancies. The compensation of elected
                       -----------------------
officers shall be set by the Board. The Board shall also fill any vacancy in an elected office. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by these Bylaws for the initial filling of such offices.

          Section 6.6  Additional Powers and Duties. In addition to the
                       ----------------------------
foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by law, the certificate of incorporation or these Bylaws or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

          Section 6.7  Removal. Any officer may be removed, either with or
                       -------
without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.

                                 ARTICLE VII.
                              SHARE CERTIFICATES

          Section 7.1  Entitlement to Certificates. Every holder of the capital
                       ---------------------------
stock of the Company, unless and to the extent the Board by resolution provides that any or all classes or series of stock shall be uncertificated, shall be entitled to have a certificate, in such form as is approved by the Board and conforms with applicable law, certifying the number of shares owned by him.

          Section 7.2  Multiple Classes of Stock. If the Company shall be
                       -------------------------
authorized to issue more than one class of capital stock or more than one series of any class, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall, unless the Board shall by resolution provide that such class or series of stock shall be uncertificated, be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock; provided that, to the extent allowed by law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting stockholder.

          Section 7.3  Signatures. Each certificate representing capital stock
                       ----------
of the Company shall be signed by or in the name of the Company by (1) the chairman of the board, the president or a vice president; and (2) the treasurer, an assistant treasurer, the secretary or an assistant secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

          Section 7.4  Issuance and Payment. Subject to the provisions of the
                       --------------------
law, the certificate of incorporation or these Bylaws, shares may be issued for such consideration and to such persons as the Board may determine from time to time. Shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

          Section 7.5  Lost Certificates. The Board may direct a new certificate
                       -----------------
or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 7.6  Transfer of Stock. Upon surrender to the Company or its
                       -----------------
transfer agent, if any, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said shares, the Company shall be obligated to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities laws.

          Section 7.7  Registered Stockholders. The Company shall be entitled to
                       -----------------------
recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                 ARTICLE VIII.
                                INDEMNIFICATION

          Section 8.1  Indemnification of Directors and Officers. The Company
                       -----------------------------------------
shall indemnify, to the fullest extent permitted by the General Corporation Law of the State of Delaware as presently in effect or as hereafter amended:

          (a) Subject to the provisions of Section 8.11, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the Company (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had not reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the person had no reasonable cause to believe that his or her conduct was lawful.

          (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 8.2  Indemnification of Employees and Agents. The Board of
                       ---------------------------------------
Directors, in its discretion, may authorize the Company to indemnify to the fullest extent permitted by the

General Corporation Law of the State of Delaware (as presently in effect or as hereafter amended):

          (a) Subject to the provisions of Section 8.11, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, that the person had no reasonable cause to believe that his or her conduct was lawful.

          (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 8.3  Indemnification Against Expenses. To the extent that a
                       --------------------------------
director, officer, agent or employee of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 8.1 or in Section 8.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

          Section 8.4  Board Determinations. Any indemnification under this
                       --------------------
Article VIII (unless required by law or ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.1 and 8.2 of this Article VIII. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Company.

          Section 8.5  Advancement of Expenses. Expenses incurred by a director
                       -----------------------
or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Article
VIII. Any advance under this Section 8.5 shall be made promptly, and in any event within ninety days, upon the written request of the person seeking the advance.

          Section 8.6  Nonexclusive. The indemnification and advancement of
                       ------------
expenses provided by, or granted pursuant to, the other Sections of this Article VIII shall not be deemed exclusive of any other rights to which any person, whether or not entitled to be indemnified under this Article VIII, may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Each person who is or becomes a director or officer as described in Section 8.1 shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article VIII. All rights to indemnification under this Article VIII shall be deemed to be provided by a contract between the Company and the person who serves as a director or officer of the Company at any time while these By-laws and other relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

          Section 8.7  Insurance. The Board of Directors may at any time and
                       ---------
from time to time cause the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of the State of Delaware (as presently in effect or hereafter amended), the Certificate of Incorporation of the Company or these By-laws.

          Section 8.8  Certain Definitions. In the discretion of the Board of
                       -------------------
Directors of the Company, for the purposes of this Article VIII, references to "the Company" may also include any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, would stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such other constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Company" shall include any service by a director or officer of the Company which imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article VIII.

          Section 8.9  Change in Governing Law. In the event of any amendment or
                       -----------------------
addition to Section 145 of the General Corporation Law of the State of Delaware or the addition of any other section to such law which shall limit indemnification rights thereunder, the Company shall, to the extent permitted by the General Corporation Law of the State of Delaware, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

          Section 8.10 Standard of Conduct Presumption. In addition to and
                       -------------------------------
without limiting the foregoing provisions of this Article VIII and except to the extent otherwise required by law, any person seeking indemnification under or pursuant to Section 8.1 of this Article VIII shall be deemed and presumed to have met the applicable standard of conduct set forth in Section 8.l unless the contrary shall be established.

          Section 8.11 Procedures.
                       ----------

          (a) In addition to and without limiting the foregoing provisions of this Article VIII and except to the extent otherwise required by law, (i) it shall be a condition of the Company's obligation to indemnify under Sections 8.l(a) and 8.2(a) of this Article VIII (in addition to any other condition in these By-laws or by-law provided or imposed) that the person asserting, or proposing to assert, the right to be indemnified, promptly after receipt of notice of commencement of any action, suit or proceeding in respect of which a claim for indemnification is or is to be made against the Company, notify the Company of the commencement of such action, suit or proceeding, including therewith a copy of all papers served and the name of counsel retained or to be retained by such person in connection with such action, suit or proceeding, and thereafter to keep the Company timely and fully apprised of all developments and proceedings in connection with such action, suit or proceeding or as the Company shall request, and (ii) the fees and expenses of any counsel retained by a person asserting, or proposing to assert, the right to be indemnified under
Section 8.l(a) or 8.2(a) of this Article VIII shall be at the expense of such person unless the counsel retained shall have been approved by the

Company in writing.

          (b) If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full by the Company within 90 days after a written claim therefor has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim.

          Section 8.12  Heirs, Executors and Administrators. The indemnification
                        -----------------------------------
and advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 8.13  Deduction of Certain Amounts. The Company's
                        ----------------------------
indemnification under Sections 8.1 and 8.2 of this Article VIII of any person who is or was a director, officer, employee or agent of the Company, or is or was serving, at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his or her behalf by the Company, (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

          Section 8.14  Severability. If any term or provision of this Article
                        ------------
VIII or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Article VIII or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term and provision of this Article VIII shall be valid and enforced to the fullest extent permitted by law.

                                  ARTICLE IX.
                INTERESTED DIRECTORS, OFFICERS AND STOCKHOLDERS

          Section 9.1   Validity. Any contract or other transaction between the
                        --------
Company and any of its directors, officers or stockholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or stockholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

          Section 9.2   Disclosure, Approval. The foregoing shall, however,
                        --------------------
apply only if the material facts of the relationship or the interest of each such director, officer or stockholder is known or disclosed:

     (A) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

     (B) to the stockholders and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes.

          Section 9.3   Nonexclusive. This provision shall not be construed to
                        ------------
invalidate any contract or transaction which would be valid in the absence of this provision.

                                  ARTICLE X.
                                 MISCELLANEOUS

          Section 10.1  Place of Meetings. All stockholders, directors and
                        -----------------
committee meetings shall be held at such place or places, within or without the State of Delaware, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

          Section 10.2  Fixing Record Dates.
                        -------------------
     (a) In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to any such action. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

     (b) In order that the Company may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

     (c) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

          Section 10.3  Means of Giving Notice. Whenever under law, the
                        ----------------------
certificate of incorporation or these Bylaws, notice is required to be given to any director or stockholder, such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such director or stockholder at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a director by telephone and shall be deemed to be given when actually received by the director.

          Section 10.4  Waiver of Notice. Whenever any notice is required to be
                        ----------------
given under law, the certificate of incorporation or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the corporate records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 10.5  Attendance via Communications Equipment. Unless
                        ---------------------------------------
otherwise restricted by law, the certificate of incorporation or these Bylaws, members of the Board, any committee thereof or the stockholders may hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 10.6  Dividends. Dividends on the capital stock of the
                        ---------
Company, paid in cash, property, or securities of the Company and as may be limited by applicable law and applicable provisions of the certificate of incorporation (if any), may be declared by the Board at any regular or special meeting.

          Section 10.7  Reserves. Before payment of any dividend, there may be
                        --------
set aside out of any funds of the Company available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the

Company or for such other purpose as the Board shall determine to be in the best interest of the Company; and the Board may modify or abolish any such reserve in the manner in which it was created.

          Section 10.8   Reports to Stockholders. The Board shall present at
                         -----------------------
each annual meeting of stockholders, and at any special meeting of stockholders when called for by vote of the stockholders, a statement of the business and condition of the Company.

          Section 10.9   Contracts and Negotiable Instruments. Except as
                         ------------------------------------
otherwise provided by law or these Bylaws, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the chairman of the board or the president; and the Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these Bylaws and/or as, from time to time, may be prescribed by resolution (whether general or special) of the Board. Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement, or to pledge its credit, or to render it liable pecuniarily for any purpose or to any amount.

          Section 10.10  Fiscal Year. The fiscal year of the Company shall be
                         -----------
fixed by resolution of the Board.

          Section 10.11  Seal. The seal of the Company shall be in such form as
                         ----
shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

          Section 10.12  Books and Records. The Company shall keep correct and
                         -----------------
complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

          Section 10.13  Resignation. Any director, committee member, officer or
                         -----------
agent may resign by giving written notice to the chairman of the board, the president or the secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 10.14  Surety Bonds. Such officers and agents of the Company
                         ------------
(if any) as the president or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the president or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

          Section 10.15  Proxies in Respect of Securities of Other Corporations.
                         ------------------------------------------------------
The chairman of the board, the president, any vice president or the secretary may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights which the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities, and the chairman of the board, the president, any vice president or the secretary may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the chairman of the board, the president, any vice president or the secretary may execute or cause to be executed, in the name and on behalf of the Company and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

          Section 10.16  Amendments. These Bylaws may be altered, amended,
                         ----------
repealed or replaced by the stockholders, or by the Board when such power is conferred upon the Board by the certificate of incorporation, at any annual stockholders meeting or annual or regular meeting of the Board, or at any special meeting of the stockholders or of the Board if notice of such alteration, amendment, repeal or replacement is contained in the notice of such special meeting. If the power to adopt, amend, repeal or replace these Bylaws is conferred upon the Board by the certificate of incorporation, the power of the stockholders to so adopt, amend, repeal or replace these Bylaws shall not be divested or limited thereby.

          Section 10.17  The Company's indemnification under Sections 8.1 and
8.2 of this Article VIII of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person receives as indemnification (i) under any policy of insurance purchased and maintained on his or her behalf by the Company, (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or (iii) under any other applicable indemnification provision.

                                                                         ANNEX D


                  CERTIFICATE OF DESIGNATIONS OF THE POWERS,
                   PREFERENCES AND RELATIVE, PARTICIPATING,
             OPTIONAL AND OTHER SPECIAL RIGHTS OF 12.7% CUMULATIVE
                      PREFERRED STOCK AND QUALIFICATIONS,
                     LIMITATIONS AND RESTRICTIONS THEREOF


--------------------------------------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation law of the State of Delaware

--------------------------------------------------------------------------------

     Carey International, Inc. (the "Corporation"), a corporation organized and
                                     -----------
existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by its Certificate of Incorporation, as
                  ------------------
amended (hereinafter referred to as the "Certificate of Incorporation"), and
                                         ----------------------------
pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors, at a meeting held on __________, 2000 duly approved and adopted the following resolution (the "Certificate of
                                                              --------------
Designations"):
------------

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 12.7% Cumulative Preferred Stock, par value $0.01 per share, with a stated value of $1,000.00 per share, consisting of 70,000 shares, having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Certificate of Designations as follows:

     (a)  Designation.  There is hereby created out of the authorized and
          -----------
unissued shares of Preferred Stock of the Corporation (the "Preferred Stock") a class of Preferred Stock designated as the "12.7% Cumulative Preferred Stock."
                                            --------------------------------
The number of shares constituting such series shall be 70,000 and are referred to as the "12.7% Preferred Stock," of which 28,000 shares of 12.7% Preferred
           ---------------------
Stock shall be initially issued, with an additional 42,000 shares reserved for issuance in accordance with paragraph (c)(i) hereof and with the remaining shares issuable as otherwise permitted hereunder or under applicable law. The liquidation preference of the 12.7% Preferred Stock shall be $1,000.00 per share.


     (b)  Rank. The 12.7% Preferred Stock shall, with respect to dividend
          ----
distributions and distributions upon the liquidation, winding-up or dissolution of the Corporation, rank (i) senior to all classes of Common Stock of the Corporation and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter established the terms of which do not expressly provide that it ranks senior to, or on a parity with, the 12.7% Preferred

Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities"); (ii) on a
                                                -----------------
parity with any class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation hereafter established the terms of which expressly provide that such class or series will rank on a parity with the 12.7% Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as "Parity Securities")
                                                             -----------------
and (iii) junior to each other class of Capital Stock of the or series of Preferred Stock of the Corporation hereafter established the terms of which expressly provide that such class or series will rank senior to the 12.7% Preferred Stock as to dividends and distributions upon the liquidation, winding-up or dissolution of the Corporation (collectively referred to as "Senior
                                                                   ------
Securities").
----------

     (c)  Dividends.
          ---------

          (i) Beginning on the Issue Date, the Holders of the outstanding shares of 12.7% Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, distributions in the form of cash dividends on each share of 12.7% Preferred Stock, at a rate per annum equal to 12.7% of the liquidation preference per share of the 12.7% Preferred Stock, payable semi-annually. All dividends shall be cumulative, whether or not declared, on a daily basis from the date of issuance of the 12.7% Preferred Stock and shall be payable semi-annually in arrears on each Dividend Payment Date, commencing __________, 2001. Dividends declared may be paid, at the Corporation's option, on any Dividend Payment Date either in cash or by the issuance of additional shares of 12.7% Preferred Stock (and, at the Corporation's option, payment of a whole share (after rounding up) or cash in lieu of a fractional share) having an aggregate liquidation preference equal to the amount of such dividends. In the event that dividends are declared and paid through the issuance of additional shares of 12.7% Preferred Stock, as provided in the previous sentence, such dividends shall be deemed paid in full and shall not accumulate. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on the Dividend Record Date immediately preceding the related Dividend Payment Date. Dividends shall cease to accumulate in respect of the 12.7% Preferred Stock on the date of their redemption unless the Corporation shall have failed to pay the relevant redemption price on the date fixed for redemption.

          (ii) All dividends paid with respect to shares of the 12.7% Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

          (iii) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the 12.7% Preferred Stock at any time.

          (iv) Dividends accruing on the 12.7% Preferred Stock for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record on such date, not more than forty-five (45) days prior to the payment thereof, as may be fixed by the Board of Directors.

          (v) Dividends payable on the 12.7% Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

     (d)  Liquidation Preference.
          ----------------------

          (i) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Holders of shares of 12.7% Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up) before any distribution shall be made or any assets distributed to the holders of any of the Junior Securities including, without limitation, Common Stock of the Corporation. Except as provided in the preceding sentence, Holders of 12.7% Preferred Stock shall not be entitled to any distribution in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding shares of the 12.7% Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

          (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities (except as set forth below) shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Corporation. Notwithstanding the previous sentence, any merger, reorganization or similar transaction that results in a Change of Control of the Corporation shall be deemed to be a liquidation of the Corporation for purposes of this paragraph
(d).

     (e)  Redemption.
          ----------

          (i)  Optional Redemption.
               -------------------

               (A) The Corporation may, at the option of the Board of Directors, redeem, to the extent of funds legally available therefor, at any time, in whole or in part, in the manner provided for in paragraph (e)(iii) hereof, any or all of the shares of the 12.7% Preferred Stock, at the redemption price equal to 100% of the liquidation preference plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional Redemption Price"); provided, that, no
                       -------------------------    --------  ----
redemption pursuant to this paragraph (e)(i)(A) shall be authorized or made unless prior thereto full accumulated and unpaid dividends are declared and paid in full, or declared and a sum in cash set apart sufficient for such payment, on the 12.7% Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

                 (B)  In the event of a redemption pursuant to paragraph
(e)(i)(A) hereof of only a portion of the then outstanding shares of the 12.7% Preferred Stock, the Corporation shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of the 12.7% Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than 10 shares (or shares held by Holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Corporation.

          (ii)   Mandatory Redemption. On __________, 200___ [SIX MONTHS AFTER
                 --------------------
MATURITY OF SUBORDINATED DEBT], the Corporation shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph
(e)(iii) hereof, all of the shares of the 12.7% Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including, without limitation, an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory Redemption
                                                           --------------------
Price").
-----

          (iii)  Procedures for Redemption.
                 -------------------------

                 (A) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of the 12.7% Preferred Stock, written notice (the "Redemption Notice") shall be given by first class mail,
                     -----------------
postage prepaid, to each Holder of record on the record date fixed for such redemption of the 12.7% Preferred Stock at such Holder's address as it appears on the stock books of the Corporation; provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of 12.7% Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or to whom such notice was defective. The Redemption Notice shall state:

                      (1)  whether the redemption is pursuant to paragraph
(e)(i)(A) or (e)(ii) hereof;

                      (2) the Optional Redemption Price, or the Mandatory Redemption Price, as the case may be;

                      (3) whether all or less than all the outstanding shares of the 12.7% Preferred Stock are to be redeemed and the total number of shares of the 12.7% Preferred Stock being redeemed;

                      (4)  the date fixed for redemption;

                      (5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of 12.7% Preferred Stock to be redeemed; and

                      (6) that dividends on the shares of the 12.7% Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Corporation defaults in the payment of the Optional Redemption Price or the Mandatory Redemption Price, as the case may be.

                 (B) Each Holder of 12.7% Preferred Stock shall surrender the certificate or certificates representing such shares of 12.7% Preferred Stock to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price or Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                 (C) On and after the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the 12.7% Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest; provided, however, that if a notice of redemption shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit of the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Optional Redemption Price or the Mandatory Redemption Price, as the case may be, without interest.

     (f)  Voting Rights.
          -------------

          (i) The Holders of 12.7% Preferred Stock, except as otherwise required under Delaware law or as set forth in paragraph (ii) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          (ii) So long as any shares of the 12.7% Preferred Stock are outstanding, the Corporation shall not amend its Certificate of Incorporation so as to: (A) affect materially and adversely the specified rights, preferences, privileges or voting rights of Holders of shares of 12.7% Preferred Stock; or
(B) authorize the issuance of additional shares of any class of Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock Senior Securities), without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of 12.7% Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

     Notwithstanding the previous sentence (1) the creation, authorization or issuance of any shares of any Junior Securities or Parity Securities or (2) the increase or decrease in the amount of authorized Capital Stock of any class constituting Junior Securities or Parity Securities, including Preferred Stock constituting Junior Securities or Parity Securities, shall not require the consent of Holders of 12.7% Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Holders of 12.7% Preferred Stock.

     (g)  Conversion or Exchange. Except as set forth in the following sentence,
          ----------------------
the Holders of shares of 12.7% Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation. In the event that the Corporation proposes to offer shares of its Common Stock in a Qualified Public Offering, the Holders of shares of 12.7% Preferred Stock shall have a one time right to convert such shares immediately after, and conditioned upon, the closing of the Qualified Public Offering, into such number of shares of Common Stock of the Corporation as shall equal (i) the aggregate liquidation preference of such shares of 12.7% Preferred Stock divided by (ii) the price per share at which the Common Stock of the Corporation is being offered in the Qualified Public Offering; provided,
                                                               ---------
however, that the 12.7% Preferred Stock shall only be convertible to the extent
-------
that such conversion would not adversely affect the Corporation's use of recapitalization accounting, as determined by the Corporation's independent public accountants in their sole discretion.

     (h)  Reissuance of 12.7% Preferred Stock. Shares of 12.7% Preferred Stock
          -----------------------------------
that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, provided that any issuance of such shares as 12.7% Preferred Stock must be in compliance with the terms hereof.

     (i)  Business Day. If any payment or redemption shall be required by the
          ------------
terms hereof to be made on a day that is not a Business Day, such payment or redemption shall be made on the immediately succeeding Business Day.

     (j)  Mergers, Consolidations and Certain Sales of Assets. The Corporation
          ---------------------------------------------------
(A) shall not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Corporation or any Subsidiary of the Corporation (in a transaction in which such Subsidiary remains a Subsidiary of the Corporation); and (B) shall not, directly or indirectly, transfer, sell, convey, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety; unless in a transaction in which the Corporation does not survive or in which the Corporation sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Corporation is organized under the laws of the United States or any State thereof or the District of Columbia and the 12.7% Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person, the same powers, preferences and relative, participating, optional or other special rights and qualifications, limitations, and restrictions thereon that the 12.7% Preferred Stock had immediately prior to such transaction. Upon any such sale of all or substantially all of the assets of the Corporation to another Person or any merger or consolidation where the Corporation is not the surviving entity, such Person or survivor shall become the obligor in respect of the 12.7% Preferred Stock and the Corporation will be relieved of all further obligations and covenants hereunder.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

     (k)  Definitions. As used in this Certificate of Designations, the
          -----------
following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "12.7% Preferred Stock" shall have the meaning ascribed to it in
           ---------------------
paragraph (a) hereof.

          "Affiliate" of any Person means any other Person directly or
           ---------
indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board of Directors" shall have the meaning ascribed to it in the
           ------------------
introductory paragraph of this Certificate of Designations.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and
           ------------
Friday which is not a day on which banking institutions in The Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
participations or other equivalents (however designated) of corporate stock of such Person.

          "Certificate of Incorporation" shall have the meaning ascribed to it
           ----------------------------
in the introductory paragraph of this Certificate of Designations.

          A "Change of Control" shall be deemed to have occurred in the event
             -----------------
that, after the Issue Date, either (i) any Person or any Persons (other than one or more Permitted Holders) acting together which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor
------
provision thereto, together with any Affiliates, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Voting Stock of the Corporation; or (ii) the individuals who, on the Issue Date, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least fifty
            ---------------
percent (50%) of the members of the Board; provided, however, that if the
                                           --------  -------
appointment or the election or nomination for election by the Company's shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of clause (ii) above, be considered a member of the Incumbent Board.

          "Common Stock" of any Person means Capital Stock of such Person that
           ------------
does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

          "Corporation" has the meaning ascribed to it in the introductory
           -----------
paragraph of this Certificate of Designations.

          "Dividend Payment Date" means April 1 and October 1 of each year.
           ---------------------

          "Dividend Period" means the Initial Dividend Period and, thereafter,
           ---------------
each semi-annual period commencing on a Dividend Payment Date and ending one day before the next Dividend Payment Date.

          "Dividend Record Date" means March 15 and September 15 of each year.
           --------------------

          "Exchange Act" means the Securities Exchange Act of 1934 and any
           ------------
statute successor thereto, in each case as amended from time to time.

          "Holder" means a holder of shares of 12.7% Preferred Stock as
           ------
reflected in the stock books of the Corporation.

          "Initial Dividend Period" means the dividend period commencing on the
           -----------------------
Issue Date and ending on October 1, 2000.

          "Issue Date" means the date of original issuance of the 12.7%
           ----------
Preferred Stock.

          "Junior Securities" shall have the meaning ascribed to it in paragraph
           -----------------
(b)(i) hereof.

          "Mandatory Redemption Price" shall have the meaning ascribed to it in
           --------------------------
paragraph (e)(ii) hereof.

          "Optional Redemption Price" shall have the meaning ascribed to it in
           -------------------------
paragraph (e)(i)(A) hereof.

          "Parity Securities" shall have the meaning ascribed to it in paragraph
           -----------------
(b) hereof.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock," as applied to the Capital Stock of any Person,
           ---------------
means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

          "Qualified Public Offering" means an underwritten public offering of
           -------------------------
Common Stock of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, which results in proceeds to the Corporation of at least $20 million.

          "Redemption Date," with respect to any shares of 12.7% Preferred
           ---------------
Stock, means the date on which such shares of 12.7% Preferred Stock are redeemed by the Corporation.

          "Redemption Notice" shall have the meaning ascribed to it in paragraph
           -----------------
(e)(iii)(A) hereof.

          "Senior Securities" shall have the meaning ascribed to it in paragraph
           -----------------
(b) hereof.

          "Subsidiary" of any Person means (i) a corporation more than 50% of
           ----------
the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

          "Voting Stock" of any Person means Capital Stock of such Person which
           ------------
ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     IN WITNESS WHEREOF, said __________ has caused this Certificate to be signed by __________, its __________, this __________ day of __________, 200___.


                                        CAREY INTERNATIONAL, INC.



                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________